UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

ITRON, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your immediate attention to these materials is greatly appreciated.

March 15, 2013

Dear Itron Shareholder:

On behalf of the Board of Directors, I invite you to attend the Itron, Inc. 2013 Annual Meeting of Shareholders. We hope you can join us. The annual meeting will be held:

At:	Principal Executive Offices of the Company Itron, Inc. – in the Atrium 2111 N. Molter Road Liberty Lake, Washington 99019

On:	Friday, May 3, 2013

Time:	8:00 a.m., local time

For our shareholders’ convenience, we will provide a continental breakfast beginning at 7:30 a.m. At that time, shareholders will also have an opportunity to meet personally with our directors and officers to discuss any questions they may have. The annual meeting will begin promptly at 8:00 a.m.

We are delivering our proxy materials to all of our shareholders over the Internet to conserve natural resources and lower printing and delivery costs. On or about March 22, 2013, we will mail to you a Notice of Internet Availability of Proxy Materials (Notice) that provides instructions on how to access via the Internet, our Notice of Annual Meeting of Shareholders, the proxy statement, and our Annual Report to Shareholders (proxy materials). On the date of mailing, we will make these proxy materials accessible on the Internet according to the instructions in the Notice. The Notice also contains instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a printed copy of the proxy materials by mail, if desired, including a paper proxy card for voting purposes. You may revoke your proxy at any time before it is voted at the meeting.

Whether or not you plan to attend the annual meeting, I encourage you to vote your proxy and take an active role in the overall governance of our Company. Please take the time now to read the proxy statement and vote by telephone or the Internet (or by mail if you request printed materials) so that you are assured of an opportunity to participate in the governance of our Company by voting on the matters scheduled to come before the meeting. Regardless of the number of Itron shares you own, your presence in person or by proxy is important for quorum purposes, and your vote is important for proper corporate action.

Thank you for your continuing interest in Itron. We look forward to seeing you at our annual meeting.

Sincerely,

Philip C. Mezey
President and Chief Executive Officer

Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019-9469; (509) 924-9900 or (800) 635-5461

ITRON, INC.

2111 N. Molter Road

Liberty Lake, Washington 99019

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Itron, Inc. will be held at the principal executive offices of Itron, Inc., in the Atrium, at 2111 N. Molter Road, Liberty Lake, Washington, at 8:00 a.m., local time, on Friday, May 3, 2013, for the following purposes:

(1)	to elect four directors to the Itron, Inc. Board of Directors;

(2)	to hold an advisory vote (non-binding) on the compensation we pay our named executive officers, as disclosed in these materials;

(3)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year; and

(4)	to transact any other business that may properly come before the annual meeting.

The Board of Directors has established the close of business on March 1, 2013 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

All shareholders are cordially invited to attend the annual meeting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER ANNUAL MEETING TO BE HELD ON MAY 3, 2013:

Our proxy statement is attached. Financial and other information concerning Itron is contained in our Annual Report to Shareholders for the 2012 fiscal year. The proxy statement and our Annual Report are available for all shareholders at www.edocumentview.com/itri

Your vote is very important. To ensure representation at the annual meeting, shareholders are urged to vote as promptly as possible. To vote your shares, please refer to the voting instruction form on the website noted above, or review the section titled “Quorum and Voting” beginning on page one of the accompanying proxy statement. Any shareholder attending the annual meeting may vote in person even if that shareholder has returned a proxy.

By Order of the Board of Directors,

Shannon M. Votava
Corporate Secretary

Liberty Lake, Washington

March 15, 2013

DIRECTIONS TO 2013 ANNUAL MEETING	Back Cover

PROXY STATEMENT

This proxy statement is being furnished to shareholders of Itron, Inc. in connection with the solicitation by our Board of Directors of proxies for use at the 2013 Annual Meeting of Shareholders. The meeting will be held at the principal executive offices of Itron, Inc. (Itron, or the Company), in the Atrium, at 2111 N. Molter Road, Liberty Lake, Washington, at 8:00 a.m., local time, on Friday, May 3, 2013, for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. We expect to mail to all of our shareholders a Notice of Internet Availability of Proxy Materials, as described below, on or about March 22, 2013.

Internet Availability of Annual Meeting Materials

Our proxy materials will be available for you to access over the Internet. On or about March 22, 2013, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (Notice) directing shareholders to the web site noted below where they can access our proxy materials and view instructions on how to vote via the Internet or by phone. The Notice will also provide instructions for obtaining paper copies of the proxy materials and a proxy card, if requested by a shareholder.

The following proxy materials are available for you to review online at www.edocumentview.com/itri:

■	The Company’s Notice of Annual Meeting of Shareholders;

■	The Company’s 2013 Proxy Statement;

■	The Company’s Annual Report to Shareholders for the year ended December 31, 2012 (which is not deemed to be part of the official proxy soliciting materials); and

■	Any amendments to the foregoing materials that may be required to be furnished to the shareholders by the SEC.

Proposals to Be Voted On at the Annual Meeting

At the annual meeting, we will consider and vote on the following proposals:

(1)

to elect four directors to the Itron, Inc. Board of Directors; one for a term of two years (until our 2015 annual meeting of shareholders), and three for terms of three years (until our 2016 annual meeting of shareholders);

(2)	to hold an advisory vote (non-binding) on the compensation we pay to our named executive officers (the “Say-on-Pay” vote);

(3)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year; and

(4)	to transact any other business that may properly come before the annual meeting.

Record Date and Outstanding Shares

Holders of record of our common stock at the close of business on March 1, 2013, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 39,533,077 shares of our common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the four directors to be elected and one vote on each other matter to be voted on at the annual meeting. Each of our directors and executive officers intends to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of: (1) the election of the nominees for director; (2) the advisory approval of the compensation we pay our named executive officers; and (3) the ratification of Ernst & Young LLP as our independent registered public accounting firm.

Quorum and Voting

Each shareholder is entitled to one vote per share of common stock held on each matter to be voted on. The presence at the annual meeting, in person or by proxy, of holders of a majority of the outstanding shares of common stock on the record date will constitute a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee who does not have the authority, express or discretionary, to vote on a particular matter) on any of the proposals to be voted on will be counted only for purposes of determining the presence of a quorum.

You may vote your shares in one of several ways, depending on how you own your shares.

Registered Shareholders

If your shares are held in your name, you may vote by Internet (by going to our transfer agent’s voting site at http://www.envisionreports.com/itri and following the voting instructions) or by toll-free telephone (by calling 1-800-652-8683 and following the voting instructions). You may also vote by mail but only if you request paper copies of the proxy materials pursuant to the instructions in the Notice, and you mark, sign, date, and mail the proxy card enclosed with the printed proxy materials requested by you, in the postage-paid envelope that will be provided. You may also vote by attending the annual meeting.

Beneficial Shareholders

If your shares are held in the name of a broker, bank, or other nominee, follow the voting instructions on the voting instruction form provided by the holder of record, to vote your shares.

Proposal One – Election of Directors: Each nominee for director is elected by the vote of the majority of the votes cast with respect to that director’s election. Holders of common stock are not entitled to cumulative votes in the election of directors. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do not have discretionary voting authority to vote your shares in the election of directors, absent voting instructions from you. Therefore, if you do not provide voting instructions on proposal number one to the holder of record for your shares, they will not be voted in the election of directors.

Proposal Two – Say-on-Pay Vote (non-binding): The affirmative vote of the majority of our shares represented at the meeting, either in person or by proxy and eligible to vote on the proposal, is required for advisory (non-binding) approval of this proposal. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do not have discretionary voting authority to vote your shares for this proposal, absent voting instructions from you. Therefore, if you do not provide voting instructions on proposal number two to the holder of record for your shares, they will not be voted on this proposal.

Proposal Three – Ratification of Appointment of Independent Auditor: The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013 will be ratified if the majority of the votes cast, either in person or by proxy, are in favor of the proposal. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do have discretionary authority to vote shares on this matter. Therefore, there will be no broker non-votes on the ratification of the Company’s independent registered public accounting firm.

Unless contrary instructions are specified, if the proxy is completed and submitted (and not revoked) prior to the annual meeting, the shares represented by the proxy will be voted as follows: (i) FOR all three proposals; and (ii) in accordance with the best judgment of the named proxies on any other matters properly brought before the annual meeting.

Revocability of Proxies

Shares represented at the annual meeting by properly signed proxies will be voted at the annual meeting in accordance with the instructions given in the proxy. A shareholder may revoke a proxy at any time before the vote. Mere attendance at the annual meeting will not revoke a proxy. A proxy may be revoked only by:

■	submitting a later-dated proxy for the same shares at any time before the proxy is voted;

■	delivering written notice of revocation to the Corporate Secretary of Itron at any time before the vote; or

■	attending the annual meeting and voting in person.

If you voted by telephone or the Internet and wish to change your vote, you may call the toll-free number or go to the Internet site, whichever is applicable to your earlier vote, and follow the directions for changing your vote. If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

Proxy Solicitation Costs

We have retained Innisfree M&A Incorporated to aid in the solicitation of proxies. We will bear the cost of such solicitation of proxies, which we estimate will be approximately $10,000 plus expenses. Proxies may be solicited by personal contact, mail, email, telephone, or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners. Our directors, officers, and employees may also solicit proxies personally or by telephone, without additional compensation.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors (Board) is divided into three classes, with each director holding office for a three-year term or until his or her successor has been elected and qualified. At the annual meeting, one director, who was elected to the Board in January of 2013 as a Class 2 director, will be elected for a term of two years or until his successor is duly elected and qualified, and three directors will be elected as Class 3 directors for a term of three years or until their respective successor is duly elected and qualified. Unless authority is withheld, the persons named as proxies will vote for the election of the nominees listed below. If any of the nominees become unavailable to serve, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Our Board has nominated the following persons for election to the Board. Each nominee is currently a director and has indicated that he or she is willing and able to continue to serve as a director.

Class 2 (to serve until 2015 annual meeting)

Philip C. Mezey

Class 3 (to serve until 2016 annual meeting)

Thomas S. Glanville

Sharon L. Nelson

Lynda L. Ziegler

We have concluded that each of the nominees for re-election, as well as the other directors who will continue in office, have the skills, experience, knowledge, and personal attributes that are necessary to effectively serve on our Board. As described below in their biographies and the section “Director and Director Nominee Qualifications” that follows, the qualifications of our directors and director nominees support our conclusion that each of the individuals should serve as a director in light of our current business operations and structure.

THE BOARD RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THE FOUR NOMINEES FOR DIRECTOR.

Appointment of New Directors by the Board – Increase in Size of Board

Upon his election as President and CEO, Philip Mezey was appointed to the Board on January 1, 2013 to replace outgoing President and CEO, LeRoy Nosbaum. In February of 2013, the Board appointed Lynda Ziegler to the Board, which increased the number of directors serving on our Board from eight to nine. As stated above, both Mr. Mezey and Ms. Ziegler are nominees for election by the shareholders at the 2013 Annual Meeting.

Nominee to Serve until 2015 (Class 2)

Philip C. Mezey, age 53, was President and Chief Operating Officer (COO), Energy, from March 2011 until December 31, 2012, and effective January 1, 2013, he was elected our President and Chief Executive Officer, and a member of our Board of Directors. Mr. Mezey joined Itron in March 2003 as Managing Director of Software Development for Itron’s Energy Management Solutions Group as part of Itron’s acquisition of Silicon Energy Corp., where he had most recently served as its President of Product Development and Sales. Mr. Mezey was promoted to Group Vice President and Manager of Software Solutions in 2004. In 2005, he became Sr. Vice President Software Solutions, and in 2007 Mr. Mezey became Sr. Vice President and Chief Operating Officer – Itron North America.

Mr. Mezey brings to the Board more than 13 years of experience in research and development, manufacturing, and business development for metering software and related services. While at Silicon Energy Corp., he managed the marketing and sales departments and was directly involved with a number of mergers and acquisitions prior to Itron’s acquisition of that company. During his tenure at Itron, he has had extensive exposure to international systems and utilities throughout the world, and as the only employee director, Mr. Mezey provides the Board with valuable insight into management’s views and perspectives, as well as the day-to-day operations of Itron.

Nominees to Serve until 2016 (Class 3)

Lynda L. Ziegler (age 60) has been a director since February of 2013. Ms. Ziegler recently retired from Southern California Edison (SCE), one of the largest electric utilities in the U.S., whose parent is Edison International. During her tenure at SCE, she held various management positions related to customer program offerings, customer service, development, communication and implementation of energy efficiency programs, marketing and communication of smart meters, and generally led all aspects of delivering power to almost 5 million customers. From 2006 to 2011, Ms. Ziegler was Senior Vice President of Customer Service, and from January 1, 2011 until her retirement in September of 2012, she served as Executive Vice President of Power Delivery Services, where she was responsible for transmission and distribution construction and maintenance, customer service, information technology (IT), and support services including procurement and real estate management. In the past she has served on the advisory committee for power delivery and utilization at the Electric Power Research Institute (EPRI), and currently serves as a founding member of the Board of the Association for Women in Water and Energy.

Ms. Ziegler brings to the Board her extensive background with public utilities, especially with her recent responsibilities in the industry related to smart meters and customer relations from the utility perspective. Her breadth of knowledge of software services, transmission and distribution construction and maintenance, IT, and business development adds to the diverse business backgrounds of our other members of the Board.

Thomas S. Glanville (age 54) has been a director since 2001. Mr. Glanville has been managing partner of both Eschelon Energy Partners, LP, an energy industry private equity firm, and Eschelon Advisors, a financial and strategic consulting firm to energy/utility industry principals, since 2003. From 1999-2002, Mr. Glanville served as vice president of technology and new ventures for Reliant Energy, Inc., one of the world’s largest international energy services companies, and its affiliate, Reliant Resources, Inc. He currently serves on the boards of directors of the following privately-held oil and gas exploration and production companies: Chroma Exploration and Production, Inc.; Strand Energy, L.L.C.; and Passenger Energy Partners, LLC. He is currently chairman of the Texas Tri-Cities branch (Houston, Austin, San Antonio) of the National Association of Corporate Directors (NACD).

Mr. Glanville brings to the Board financial expertise, industry-related experience through his association with Reliant Energy, energy sector exposure through the Eschelon entities, and technology skills that include his involvement with electric metering studies and research while he was vice president of technology for Reliant Energy.

Sharon L. Nelson (age 66) has been a director since 2003. Ms. Nelson is an attorney and served as chief of the Consumer Protection Division of the Washington State Attorney General’s Office from 2003 to 2006, and as director of the Shidler Center for Law, Commerce, and Technology at the University of Washington from 2000 to 2003. In addition, Ms. Nelson has been a consultant to both corporations and nonprofit organizations specializing in advice on public policy and regulation. In the past she has served as chair of the Washington Utilities and Transportation Commission and as president of the National Association of Regulatory Utility Commissioners. She served as a commissioner on the National Commission on Energy Policy from 2002 to 2010, and in 2011 she was co-chair of the State Energy Strategy Advisory Committee for the State of Washington. Currently she serves as co-chair of the U.S. China Clean Energy Forum. Previously, Ms. Nelson served as chair of the board of directors of Consumers Union, publisher of Consumer Reports. She also served previously as a member of the Board of Trustees of the North American Electrical Reliability Corporation (NERC) based in Princeton, New Jersey. NERC’s members consist of the owners, operators, and users of the North American bulk electrical system. The U.S. Federal Energy Regulatory Commission granted NERC the legal authority to enforce reliability standards on users of the bulk power system.

Ms. Nelson has also served on the boards of two other public corporations, XO Telecommunications (now private) and Covad Communications. Her experience as an executive and as a board member of other public companies, her legal background, and her knowledge of public policy and the utility and energy regulatory environment are of great value in her role as a director of Itron.

Directors Continuing in Office until 2014 (Class 1)

Jon E. Eliassen (age 66) has been a director since 1987, and has served as our Chairman of the Board since January 1, 2010. He also currently serves as the president and chief executive officer of Red Lion Hotels Corporation, a New York Stock Exchange (NYSE) traded company headquartered in Spokane, Washington, a position he has held since January 2010. From 2003 until 2007, Mr. Eliassen was president and chief executive officer of the Spokane Area Economic Development Council, and from 1970 until 2003, he held numerous positions within Avista Corporation, a company involved in the production, transmission, and distribution of electricity and natural gas, before retiring in 2003 as senior vice president and chief financial officer, a position he had held since 1986. In addition, Mr. Eliassen is a member of the board of directors of IT Lifeline, a privately held technology company, and Red Lion Hotels Corporation.

In addition to his current experience as President and CEO of a NYSE traded hospitality company, Mr. Eliassen has an extensive background with public utilities and the utility industry in general. He contributes to our Board the knowledge gained from his association with a public utility that includes extensive financial experience with accounting, audit, strategic planning, business development, and financing strategy, as well as merger and acquisition involvement that has included due diligence processes, company and business valuation techniques, and financial analyses. In addition, Mr. Eliassen has been a principal or general partner in venture capital firms with expertise in evaluating businesses, and has several years’ experience as an expert witness before utility regulatory commissions in matters relating to financial strategy and policy, credit ratings, cost of capital, and capital structure.

Charles H. Gaylord, Jr. (age 67) has been a director since 2006. Mr. Gaylord has been a private technology investor focusing on software and communications since 1994. Until his retirement in 1994, Mr. Gaylord was executive vice president for Intuit Inc., a leading developer of personal and small business finance software programs such as “Quicken” and “QuickBooks”. From 1990 to 1993, he served as chairman and chief executive officer of ChipSoft, Inc., the original publisher of the tax preparation software program “TurboTax”. Mr. Gaylord is a member of the board of directors and a member of the compensation committee of Proximetry Inc., a privately-held company, and a member of the advisory board of Technology Crossover Ventures I, an investment firm that invests primarily in private and public information technology companies.

During various periods from 1990 to approximately 2002, Mr. Gaylord was a member of the boards of directors and served on the compensation committees of the following public companies: Stac, Inc.; HNC Software, Inc.; Maxis, Inc.; and Retek, Inc.; and also served as a director of a number of private technology companies. His wealth of knowledge of software services, brand marketing, IT technology, and business development adds to the diverse business backgrounds of our other members of the Board.

Gary E. Pruitt (age 63) has been a director since 2006. From 2002 until his retirement in October 2009, Mr. Pruitt was chairman and chief executive officer of Univar N.V., a chemical distribution company with distribution centers in the U.S., Canada, and Europe. He had been associated with Univar and related entities since 1978 and held a variety of senior management positions within Univar and Van Waters & Rogers, Inc., which ultimately became Vopak USA Inc. Mr. Pruitt worked at Arthur Andersen & Co. as a chartered accountant from 1973 through 1977. He currently serves on the board of Premera Blue Cross, and on the boards of directors of the following NYSE traded companies: Public Storage, Inc.; Esterline Technologies Corporation; and PS Business Parks, Inc.

Mr. Pruitt brings to the Board his experience as a chief executive officer of a multi-national company and all the business attributes required of that position, along with operational and manufacturing expertise through his various other management positions held with Univar. His public accounting financial background and other public board experiences provide strategic and global perspectives on our business as well.

Directors Continuing in Office until 2015 (Class 2)

Kirby A. Dyess (age 66) has been a director since 2006. Ms. Dyess is a principal in Austin Capital Management LLC where she invests in and assists early stage companies. Prior to forming Austin Capital Management LLC in

2003, Ms. Dyess spent 23 years at Intel Corporation where she most recently served as its corporate vice president and as director of operations for Intel Capital, until her retirement in December 2002. While at Intel, she also served as vice president and director of new business development and corporate vice president and director of human resources worldwide. Ms. Dyess serves on the board of directors of Viasystems Group Inc., a public company whose shares are traded on NASDAQ. She also serves on the board of Complí, a privately-held company that provides compliance software to companies, and chairs the board of Prolifiq SW Inc., a privately-held enterprise software company. She has served as vice president and president of the Oregon Board of Higher Education, and served on its board from 2004 to 2009. In 2009, Ms. Dyess was elected to the board of directors of Portland General Electric (PGE), a public utility whose shares are traded on NYSE.

Due to her positions at Intel Corporation and her more recent due diligence and investment in numerous early stage technology companies, Ms. Dyess provides the Board with a strong background in technology, brand marketing, human resources, mergers and acquisitions, and business development, in addition to business innovation and research and development knowledge.

Graham M. Wilson (age 68) has been a director since 1990. Mr. Wilson has been sole shareholder and chairman of GraWil Consultants Inc., a management and financial consultant firm, since 2002. Prior to that, he was employed by Westcoast Energy Inc., an integrated energy company, where he held the positions of executive vice president and chief financial officer, and president and chief executive officer of services. Mr. Wilson also serves on the boards of directors of the following public Canadian companies: British Columbia Ferries Services Inc., Naikun Wind Energy Group Inc., and Hardwoods Distribution, Inc.

A Canadian citizen, Mr. Wilson has extensive financial and senior leadership experience, particularly with energy businesses such as Westcoast Energy which focuses primarily on natural gas in the U.S. and Canada. He served as vice president of finance for two other public Canadian companies and currently serves on the audit committees of the aforementioned three public companies and on the investment committee of Fierra Axiom Infrastructure Fund in Canada. In addition, through his consulting firm, GraWil Consultants Inc., Mr. Wilson assists various business enterprises with their operations and finances. His Canadian business and financial acumen brings an international perspective to our Board.

Director and Director Nominee Qualifications

Our Corporate Governance Committee assists the Board in reviewing the business and personal background of each of our directors with respect to Itron’s business and its business goals. Our skill criteria for our Board members includes the following: executive leadership experience; functional knowledge of technology and technology applications; international business experience; knowledge of the utility and energy industry; marketing and sales experience; financial experience gained from a chief financial officer position, a CPA or other financial reporting background; expertise in manufacturing or software services; experience as an independent board member with a public company; experience in business integrations, including mergers and acquisitions; and legal or corporate law background. In addition, we look for the following personal criteria: an effective negotiator, listener, and team player; a visionary with a strategic and global perspective; a successful leader with a proven record of accomplishments; a problem-solver; an effective decision-maker; and a person who will take a strong interest in the Company.

Our Corporate Governance Committee generally considers diversity as one of several factors relating to overall composition when making nominations to our Board. While we do not have a formal policy governing how diversity is considered, the Corporate Governance Committee generally considers diversity by examining the entire Board membership and, when making nominations to our Board, by reviewing the diversity of the entire Board. The Corporate Governance Committee construes Board diversity broadly to include many factors. As a result, the Corporate Governance Committee strives to ensure that our Board is represented by individuals with a variety of different opinions, perspectives, personal, professional, and industry experience and backgrounds, skills, and expertise.

When the Corporate Governance Committee considers candidates to be recommended to the Board for inclusion on the slate of director nominees for the next annual meeting of shareholders, it creates a matrix for each candidate to address our criteria. In addition to the qualities described in the individual director biographies, the following matrix summarizes the skills and attributes of our directors and director nominees for 2013 that we believe are essential to our business:

Director Qualifications and Attributes

	Kirby Dyess	Jon Eliassen	Charles Gaylord	Thomas Glanville	Philip Mezey	Sharon Nelson	Gary Pruitt	Graham Wilson	Lynda Ziegler
Senior leadership/ CEO/COO experience	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Business development experience	Ö	Ö	Ö	Ö	Ö		Ö	Ö
Financial expertise/CFO		Ö	Ö	Ö			Ö	Ö
Public board experience	Ö	Ö	Ö	Ö		Ö	Ö	Ö
Independence	Ö	Ö	Ö	Ö		Ö	Ö	Ö	Ö
Industry expertise		Ö		Ö	Ö	Ö		Ö	Ö
Industry expertise – global	Ö			Ö	Ö		Ö	Ö
Operational – manufacturing expertise					Ö		Ö
IT/technology/R&D/ Telecom expertise	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Marketing/sales expertise	Ö				Ö		Ö		Ö
Hardware/software services expertise	Ö		Ö		Ö				Ö
Government expertise						Ö			Ö
Legal expertise						Ö
Mergers and Acquisitions	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Demonstrated integrity-personal and professional	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö

We have concluded that all of our directors, including the nominees for re-election, have the skills, experience, knowledge, and personal attributes that are necessary to effectively serve on our Board and to contribute to the overall success of our Company. We believe that the diverse background of each of our Board members ensures that we have a Board that has a broad range of industry-related knowledge, experience, and business acumen. See also “CORPORATE GOVERNANCE – Director Nominations by Shareholders” in this proxy statement.

MORE INFORMATION ABOUT OUR DIRECTORS

COMPENSATION OF DIRECTORS

Director Fees. Our non-employee directors (other than our Chairman) receive an annual retainer of $165,000, with $65,000 paid in cash and $100,000 paid in shares of our common stock. For our Chairman, the annual retainer paid is $230,000, with $110,000 paid in cash and $120,000 paid in shares of our common stock. Members of the Audit/Finance Committee receive an additional annual retainer of $10,000, paid in cash, and members of our Compensation and Corporate Governance Committees receive an additional annual retainer of $6,500 and $5,000, respectively, paid in cash. The committee chairs for the Corporate Governance and Compensation Committees receive an additional annual retainer of $15,000, and the chair of the Audit/Finance Committee receives an additional annual retainer of $20,000, all paid in cash on a quarterly basis. Our Chairman receives no additional retainers for serving on any of our committees.

For new non-employee directors, we issue restricted stock units (RSUs) equal in value to fifty percent of the annual cash retainer (currently at $65,000 for directors other than the Chairman) upon the individual’s election to the Board, with the RSUs vesting ratably over three years. Shares of our common stock and RSUs granted to non-employee directors that are issued as compensation are issued under our 2010 Stock Incentive Plan.

Stock Ownership Guidelines. Since 2006, we have maintained stock ownership guidelines for our non-employee directors, including our Chairman. We expect our directors and Chairman to purchase (or hold) shares equal to five times their annual cash retainer within three years from their initial appointment or election as a director, or to be making substantial progress towards meeting the guidelines. For our Chairman, that equates to $550,000 worth of stock, and for the other directors, it equates to $325,000 worth of stock. All of our non-employee directors currently comply with these ownership guidelines, with the exception of our new non-employee director, Lynda Ziegler, who joined the Board in February of 2013 and is making progress towards her goal.

Deferred Compensation Plan. Pursuant to the Company’s Amended and Restated Executive Deferred Compensation Plan dated January 1, 2012, our non-employee directors are eligible to participate in that plan, and may defer up to 100% of any director fees and 100% of any RSUs that he or she anticipates receiving into a nonqualified account.

2012 Director Compensation Table (for all non-employee Directors)

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (7)	Option Awards ($) (8)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mike Bracy (1)	38,250	49,954	—	—	—	—	88,204
Kirby Dyess (2)	80,000	99,911	9,994	—	—	—	189,905
Jon Eliassen (3)	110,000	119,892	—	—	—	—	229,892
Charles Gaylord	76,500	99,911	—	—	—	—	176,411
Thomas Glanville (4)	75,000	99,911	19,988	—	—	—	194,899
Sharon Nelson (4) (5)	80,750	99,911	—	—	—	—	180,661
Gary Pruitt (4) (5)	80,750	99,911	—	—	—	—	180,661
Graham Wilson (6)	90,000	99,911	—	—	—	—	189,911

(1)	Mr. Bracy retired from the Board effective May 4, 2012.

(2)	Chairman of the Compensation Committee.

(3)	Chairman of the Board.

(4)	Member of the Audit/Finance Committee.

(5)	Chairman of the Corporate Governance Committee – Mr. Pruitt for the first two quarters of 2012 and Ms. Nelson for the last two quarters of 2012.

(6)	Chairman of the Audit/Finance Committee.

(7)

The amounts in this column reflect the aggregate grant date fair value of the awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”); awards are fully vested at grant.

(8)

The amounts in this column reflect the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718. These awards were granted in recognition of the directors’ assistance with the new CEO search. As of December 31, 2012 the following directors had the following options outstanding: M. Bracy – 17,736; K. Dyess – 9,099; J. Eliassen – 7,644; C. Gaylord – 8,486; T. Glanville – 7,212; S. Nelson – 5,986; G. Pruitt – 8,486; G. Wilson – 17,736.

LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS

The leadership of our Board is managed by our Chairman of the Board (Chairman). Our Corporate Governance Guiding Principles (Governance Principles) require the role of Chairman to be held by an independent director who meets the independence requirements of NASDAQ. The Board believes having separate roles of Chairman and Chief Executive Officer (CEO) allows for a more balanced workload between the Chairman and the CEO, especially in light of the current duties and responsibilities of the Chairman, which include the following:

■	Preside over all meetings of the Board (including executive sessions of the Board) and meetings of the shareholders;

■	Review the agendas of each Board and committee meeting;

■	Prepare agendas as needed for executive sessions of the independent directors;

■	Perform the responsibilities of the Lead Independent Director as set forth in the Corporate Governance Guiding Principles;

■	Serve as a liaison between the independent directors and the CEO;

■	In consultation with the CEO, make recommendations to the Corporate Governance Committee as to membership of Board committees and appointment of Board committee chairs; and

■	Perform such other duties as the Board may require.

Pursuant to the Company’s Governance Principles, which may be found online at www.itron.com, the Chairman must be an independent director unless the Board determines that the best interests of shareholders would otherwise be better served. The Chairman is elected by the members of the Board following the annual meeting of shareholders (or at such other time as a vacancy for the role of Chairman may occur). The Chairman serves for a term of three years (provided such director is re-elected by shareholders if his or her term as a director does not coincide with his or her term as Chairman). The Chairman does not serve more than two consecutive terms, unless the Board approves an extended term. The first term of our current Chairman, Jon Eliassen, will expire at the 2013 annual meeting, at which time he will be up for election to a second term as Chairman.

If the Board determines that it is in the best interests of the shareholders to combine the roles of CEO and Chairman, the Board will appoint a Lead Independent Director with the duties set forth in the Governance Principles.

See “CORPORATE GOVERNANCE” in this proxy statement for additional information on our Board of Directors.

PROPOSAL 2 — APPROVAL OF EXECUTIVE COMPENSATION (Say-on-Pay)

In 2012 we implemented several changes to our executive compensation, which include the following:

■

We amended our CIC Agreements in accordance with their notice provisions to provide that all equity awards granted after January 1, 2014 will require both a change-in-control and termination of employment (so-called “double trigger”) before an equity award’s vesting is accelerated. In 2010, the CIC Agreements were amended to provide that the tax gross-up provisions would expire in March 2013, and all tax gross-up obligations have now expired.

■	We allowed our shareholder rights plan (so-called “poison pill”) to expire in December 2012 and have not adopted a new plan.

■

We adopted a “Clawback Policy,” which provides that if a bonus or equity award is paid that is conditioned on meeting certain financial metrics, and, subsequently, there is a required financial restatement, which had the correct information been known at the time would have resulted in a lower award, then the Board will have the right to demand repayment of the excess amount of the award, net of taxes, from any executive officer who has received an award.

■

We adopted a severance policy for executive officers who are terminated without cause. The policy provides one year’s base salary, provided the executive officer: (a) agrees to release all claims that he or she may have against the Company; (b) enters into a one-year non-compete agreement; (c) agrees not to solicit Company employees for a period of one year; and (d) agrees not to disparage the Company. International executives are paid severance pursuant to the laws of the country in which they reside.

We have experienced leadership changes in 2011 and 2012 that have affected the compensation paid to our CEO. See “Compensation Discussion and Analysis – Leadership Changes Affecting 2012 Compensation of Our CEO” on page 23. We believe it is important for our investors to evaluate our CEO compensation within the context of these leadership changes. Effective January 1, 2013, Philip C. Mezey became our President and CEO and a director on our Board. LeRoy Nosbaum retired as President and CEO and as a director. See “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Significant Changes in Our Compensation and Benefit Plans for 2013 – Compensation of New CEO” on page 31.

In addition, we have continued our long-standing commitment to strong corporate governance by continuing our policies of:

■	Separate chairman and CEO roles;

■	Majority voting for directors;

■	Annual say-on-pay votes (with the next vote occurring at the Company’s 2014 annual meeting);

■	All independent Board members except our CEO;

■	All independent Committee members;

■	Executive sessions of independent directors at each regularly scheduled Board meeting;

■

Forbidding transactions involving our securities that are designed to hedge or offset any decrease in the market value of Itron’s securities and prohibiting pledging of Itron stock by our executives; and

■

Aligning the interests of our executives with those of our shareholders and the long-term success of the Company through the continuance of stock ownership guidelines for both executives and directors.

Therefore, we are asking our shareholders to approve a non-binding advisory resolution on the compensation payable to our named executive officers (NEOs) (commonly known as “say-on-pay”) as we have described it in this proxy statement. Although this advisory vote is nonbinding, the Board and the Compensation Committee will take into account the outcome of the vote when considering future compensation decisions for our executives.

We urge you to consider the various factors regarding compensation matters summarized above and discussed at length in the “Compensation Discussion and Analysis,” beginning on page 18 and in particular the discussion regarding “2012 Compensation Paid to our NEOs” beginning on page 23. We believe that our executive compensation programs now in place and to be initiated in 2013, are reasonable, competitive, and strongly focused on pay-for-performance principles that will result in the creation of long-term shareholder value, as follows:

■

A significant portion of an NEO’s compensation is at-risk and subject to the Company’s operating and financial performance. Excluding LeRoy Nosbaum, our CEO and President who did not participate in the 2012 short term incentive plan, an average of 73% of our named executive officers (NEOs) total compensation is at-risk.

■

The compensation of our NEOs varies depending upon the achievement of pre-established performance goals intended to serve as incentives for our executives. When performance does not meet the pre-established target goals, as was the case in 2012, then the amount of compensation paid to our executives is correspondingly reduced. See also “Supplemental Tables of NEO Realizable Compensation” under “2012 Compensation Paid to Our NEOs” in the “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis” section of this proxy statement on page 29 for a five-year analysis of the current value of our NEOs’ equity compensation as compared to grant date fair value.

■

We believe our executive compensation policies have enabled us to attract and retain exceptional senior executives whose talent and experience have helped Itron become a leader in our industry. Our Compensation Committee, which provides overall direction for our compensation programs, believes the fiscal year 2012 compensation paid to our NEOs was reasonable and appropriate, and adequately reflects the Company’s overall performance in 2012.

For the reasons provided above, we recommend that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders of Itron, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K of the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation Tables, and the accompanying footnotes and narratives within the Executive Compensation section of this proxy statement).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXECUTIVE

COMPENSATION OF OUR NEOs.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, upon the recommendation of its Audit/Finance Committee, has selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2013, subject to ratification by our shareholders. Although not required to do so, the Board is submitting the selection of Ernst & Young LLP for ratification by the Company’s shareholders for their views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. Representatives of Ernst & Young LLP will be present at the annual meeting to answer questions and will have the opportunity to make a statement if they desire to do so.

In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit/Finance Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit/Finance Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION

OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2013.

CORPORATE GOVERNANCE

Corporate Governance Principles

The Company has adopted Corporate Governance Principles, which are available on the Company’s website, www.itron.com, by selecting “Investors” and then “Corporate Governance”.

Board Matters – Meeting Attendance

Our business, property, and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them, by visiting our offices, and by participating in meetings of the Board and its committees.

In accordance with our Corporate Governance Principles, directors are expected to attend the Company’s annual meeting of shareholders. All of our directors attended the 2012 annual meeting of shareholders. During 2012, the Board met eleven times. Each of the directors attended at least 75% of the meetings of the Board and 75% of the meetings of each committee of which he or she was a member during the periods in which they were directors or members of such committees.

Also in accordance with our Corporate Governance Principles, our independent directors meet in an executive session as often as necessary, but no less than four times annually.

Committees of the Board

We have three committees to assist the Board in fulfilling its responsibilities: Corporate Governance, Audit/Finance, and Compensation. Each of the three committees operates under a written charter that has been approved by the Board. The charters are available on our website, www.itron.com, by selecting “Investors” and then “Corporate Governance”. The committee charters are reviewed annually and are updated as necessary to reflect changes in regulatory requirements and evolving oversight practices.

The following table shows the current membership of each committee at the end of fiscal 2012:

Director	Compensation Committee	Corporate Governance Committee	Audit/Finance Committee
Kirby Dyess	Chair
Jon Eliassen	X	X
Charles Gaylord	X	X
Thomas Glanville			X
Sharon Nelson	X	Chair
Gary Pruitt			X
Graham Wilson		X	Chair

Director Lynda Ziegler was elected to the Board in February of 2013 and is expected to serve on the Compensation Committee beginning in the second quarter of 2013. Our sole employee director, Philip Mezey, does not sit on any committees.

Corporate Governance Committee. The Corporate Governance Committee is responsible for developing and implementing our Corporate Governance Guiding Principles, evaluating the performance of our Chairman of the Board and the CEO, soliciting recommendations for candidates for the Board, determining the qualification and independence of the directors serving on the Board, making recommendations to the Board regarding candidates to serve on the Board, and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. It also reviews the compensation paid to our directors, and makes recommendations to the Board on director fees and other compensation payable to the Board members.

The Corporate Governance Committee has determined that all of the non-employee directors of the Board are independent under SEC rules and NASDAQ listing standards. The Corporate Governance Committee held four meetings during 2012.

Audit/Finance Committee. The Audit/Finance Committee monitors our accounting practices, internal accounting controls, and financial results, and reviews at least quarterly our business financial risks to determine if management and our internal controls are identifying and mitigating risks associated with our business operations. In addition, the Committee has sole authority to retain, compensate, and terminate our independent auditors. The Corporate Governance Committee has determined that all members of the Audit/Finance Committee are independent under SEC rules and NASDAQ listing standards.

The Corporate Governance Committee has also determined that all members of the Audit/Finance Committee are financially literate in accordance with the Standards of NASDAQ Rule 5605(c) (2) (A) (iv), and that each member is an “audit committee financial expert” as defined in Item 407(d) (5) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the Exchange Act). The Audit/Finance Committee held nine meetings during 2012.

Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board for our CEO’s total annual and long-term incentive compensation and setting compensation levels for our other executive officers. The Committee also oversees the administration of various incentive compensation and benefit plans, which includes an annual evaluation of our compensation plans and policies and an annual survey of possible risks associated with the compensation structure of those plans and policies. In addition, the Committee performs any other functions regarding compensation that the Board may delegate to it.

The Corporate Governance Committee has determined that all members of the Compensation Committee are independent under SEC rules and NASDAQ listing standards. The Compensation Committee held eight meetings during 2012. See “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis” in this proxy statement for more information on the Compensation Committee’s responsibilities regarding the compensation of our executives.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s Compensation Committee has served as an officer or employee of the Company. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Transactions with Related Persons

There were no related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K in fiscal year 2012. In order to determine this, the Board requires our executive officers, directors, or director nominees to disclose certain information related to related person transactions. A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) that involves the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s common stock, immediate family members of these persons, or entities in which one of these persons has a direct or indirect material interest. The current threshold required to be disclosed under SEC regulations is $120,000. Under its charter, the Corporate Governance Committee of the Board has been delegated with the responsibility of reviewing and approving any related person transactions.

Our Board’s Role in Risk Oversight

The Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of our executives’ management of risks relevant to the Company. The Board routinely satisfies itself, directly or through Board committees, that: (i) there are adequate processes designed and implemented by Company management such that risks have been identified and are being managed; (ii) the risk management processes function as intended to ensure that Company risks are taken into account in corporate decision-making; and (iii) the risk management system ensures that material risks to the Company are brought to the attention of the Board or an appropriate committee of the Board. Each of the Company’s risk management processes are reviewed periodically (but at least once a year) by either the Board or an appropriate committee to which the Board has delegated specific oversight responsibility, as described below. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. Committee chairs regularly report to the full Board on actions taken at committee meetings. At least annually, the Board conducts a review of our long-term strategic plans, and at each of our quarterly meetings, our General Counsel updates the Board on material legal and regulatory matters.

The Audit/Finance Committee is responsible for reviewing our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks. It meets regularly with our independent auditors and in executive session to facilitate a full and candid discussion of risk and other issues. Our Compensation Committee is responsible for overseeing compensation risks, including assessing possible risks from our compensation plans and policies for all employees and ensuring that our executive compensation is aligned with Company performance. The Compensation Committee reviews a summary and assessment of such risks annually and in connection with discussions of various compensation elements and benefits throughout the year. Our Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, and our director independence. The Corporate Governance Committee is also involved with succession planning for the Board and management, and its charter requires it to review annually our Corporate Governance Principles.

Following a review of the Company’s current risk management systems and processes, the Board has concluded that the current allocation of oversight responsibilities between the Board and its committees is adequate, provided that the committees continue to coordinate their risk oversight responsibilities, share information appropriately with the other Board members, and provide timely and adequate reports to the full Board. The Board will continually evaluate its risk oversight role.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all directors, officers, and employees of the Company and any subsidiary of the Company, including the CEO and chief financial officer (CFO), and is available on the Company’s website, www.itron.com, by selecting “Investors” and then “Corporate Governance.” In addition, we have adopted policies and procedures for reporting and investigating suspected violations of the Code of Conduct. The Company intends to satisfy any future disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from application of the code of ethics or provisions of the Code of Conduct, that applies to the CEO or the CFO, by posting such information on its website, www.itron.com.

Anti-Hedging Policy

The Company has adopted a Hedging Policy that prohibits our directors, officers, and employees from entering into transactions involving our securities that are designed to hedge or offset any decrease in the market value of Itron securities. See “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Anti-Hedging Policy” in this proxy statement for more information on this policy.

Clawback Policy

The Company has adopted a repayment or “clawback” policy, which provides that if a bonus or equity award (award) is paid that is conditioned on meeting certain financial metrics, and, subsequently, there is a required financial restatement, which had the correct information been known at the time would have resulted in a lower award, then the Board has the right to demand repayment of the excess amount of the award, net of taxes, from an executive officer who has received an award.

Director Nominations by Shareholders

In accordance with the Company’s Amended and Restated Bylaws, in order to nominate a director for election to the Board at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to the Corporate Secretary of the Company at the Company’s executive offices no fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a shareholder’s intention to nominate a director must include:

■	the name and address of the shareholder;

■	a representation that the shareholder is entitled to vote at the meeting at which directors will be elected;

■	a statement of the number of shares of the Company that are beneficially owned by the shareholder;

■	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

and the following information with respect to the person nominated by the shareholder:

■	name and address;

■	other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable SEC rules;

■	a description of any arrangements or understandings between the shareholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and

■	the consent of such nominee to serve as a director, if elected.

Other directors and senior management of the Company may also recommend director nominees for consideration by the Corporate Governance Committee. The Corporate Governance Committee evaluates director nominees, including nominees that are submitted to the Company by a shareholder, taking into consideration the qualification criteria set forth under “ELECTION OF DIRECTORS—Director and Director Nominee Qualifications” in this proxy statement. In the event of a shareholder recommendation, the Corporate Governance Committee screens and evaluates the person recommended in the same manner as other candidates. In addition, the Corporate Governance Committee determines if the proposed director nominee will have sufficient time available to carry out his or her Board duties and responsibilities effectively. The Corporate Governance Committee may then recommend the director candidate to the Board for its consideration, if deemed appropriate.

Shareholder Communications with the Board

The Company’s Board provides a process whereby shareholders may contact the Board or any committee as a group or any committee chair or individual director, by email addressed to boardofdirectors@itron.com. Shareholders should clearly specify in each communication the name of the director to whom the communication is addressed. Shareholders may also write to the Board or any committee as a group or any committee chair or individual director by sending the communication to: Itron, Inc., Attn: Corporate Secretary, 2111 N. Molter Road, Liberty Lake, WA 99019. Communications may also be submitted through our website at www.itron.com by selecting “Investors,” “Corporate Governance,” and then “Contact the Board”.

Shareholder communications are delivered directly to the Corporate Secretary of the Company, who then determines whether to forward such communications to the specified director addressees. You can access a description of the process that the Corporate Secretary uses for determining whether to forward shareholders’ communications to directors at our website, www.itron.com, by selecting “Investors,” “Corporate Governance,” and then “Contact the Board.”

Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2014 annual shareholders meeting should follow the procedures specified under “SHAREHOLDER PROPOSALS FOR 2014” in this proxy statement. Shareholders wishing to nominate directors should follow the procedures specified under “CORPORATE GOVERNANCE – Director Nominations by Shareholders” in this proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

In the following CD&A, we will present (1) an executive summary; (2) our compensation philosophy and the processes we use to make compensation decisions for our named executive officers (NEOs); (3) the components of our compensation and benefits plans; (4) changes in our leadership team which affected compensation decisions for our CEO; (5) detailed 2012 compensation for our NEOs; and (6) significant changes we have made to our compensation and benefit plans which will take effect in 2013.

Executive Summary

Compensation paid to our NEOs in 2012 was consistent with our pay-for-performance philosophy. Since our financial performance in 2012 was not as robust as our financial performance in 2011, payouts under both our annual cash incentive plan and our equity-based Long-Term Performance Plan were substantially reduced from the prior year:

■

Only one of the financial metrics for the annual cash incentive plan exceeded the minimum threshold requirements for a payout (consolidated and segment revenue). Total payouts for our NEOs under the annual cash incentive plan, including performance against their personal objectives, ranged from 26-36% of the NEOs’ respective targeted payout.

■	Our CEO in 2012, LeRoy Nosbaum, did not participate in the annual cash incentive plan in 2012 due to the interim nature of his position.

■

The Company failed to meet the threshold for earnings per share (EPS) with respect to the Company’s equity-based Long-Term Performance Plan (LTPP), and therefore there was no payout. The LTPP accounts for 50% of an NEO’s long-term incentive opportunity.

In addition, we made several other changes to our compensation plans and governance policies:

■

We amended the NEOs’ change-in-control agreements to provide for “double trigger” treatment of equity awards rather than “single trigger”. These changes will be effective on awards granted after January 1, 2014.

■

Beginning in 2013, the LTPP will have a three-year performance period with vesting to occur upon certification of performance, rather than a one-year performance period with a three-year vesting period. The financial metrics will be based upon earnings per share and will be subject to a multiplier depending on our relative TSR performance compared to the Russell 3000.

■	We allowed our shareholder rights plan (so called “poison pill) to expire in December 2012.

■	We adopted a “clawback policy” for bonus and equity awards.

■	We adopted a severance policy for executive officers who are terminated without cause.

■	We reaffirmed our policy that directors and officers are prohibited from pledging or hedging company stock.

We also elected a new President and Chief Executive Officer effective January 1, 2013 and information concerning his compensation arrangements is described in “Compensation of New CEO” in this CD&A.

Executive Compensation Philosophy and Objectives

Philosophy

The philosophy underlying the Company’s compensation plans is to provide compensation that rewards both individual and organizational performance and that aligns such compensation with our shareholders’ interests. Our programs provide a competitive package of annual base pay, annual cash incentives, and long-term equity based incentives. We design our executive incentive compensation plans to correlate with the Company’s performance, which is generally defined in terms of revenue, profitability, and cash flow. Annual and long-term incentives are based on a “pay-for-performance” philosophy and are directly tied to the Company’s financial performance.

Because Itron is widely recognized as a world leader in our industry, we recruit, motivate, and retain exceptional people who are key to our continued leadership and success. We focus on creating a pay-for-performance culture, but one that does not encourage excessive or unnecessary risk-taking. Our executive compensation programs are reviewed annually, and targets and metrics may be changed to support Itron’s business goals and promote both short-and long-term profitable growth of the Company. We design our compensation programs to achieve the following objectives through a combination of fixed and variable cash and equity-based elements:

■	Performance – motivating performance by creating a direct link between compensation and the Company’s performance, as measured against pre-set financial goals;

■	Alignment – aligning our NEOs’ interests with those of our shareholders by fostering stock ownership and paying a significant portion of compensation with equity; and

■	Retention – providing a competitive total compensation package of annual base pay, annual cash incentives, and long-term equity incentives so we can attract and retain qualified executives.

Role of Compensation Committee, Compensation Consultant, and Executive Officers

The Compensation Committee (Committee) provides oversight and direction for our executive compensation plans, policies, and programs, and determines the components of compensation for each of our NEOs. Each member of the Committee qualifies as an independent director under NASDAQ listing standards and SEC rules, including the recently enacted listing standards for compensation committees and compensation advisors. In addition, each member is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (Code).

The Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the full Board upon recommendation of the Committee. The Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Committee has hired Frederic W. Cook & Co. (FWC) as its independent consultant. FWC reports directly to the Committee and does not provide any additional services to management. We do not believe the Company has any conflicts of interest with FWC.

Members of our management team typically attend meetings where executive compensation, Company and individual performances, and competitive compensation levels and practices are discussed and evaluated; however, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee also receives recommendations from the CEO regarding the compensation of our other executive officers. The Committee meets in executive session when making final decisions with respect to our NEOs and to discuss other compensation matters.

Peer Data as it Relates to Compensation Decisions

To determine market-based compensation for our executives, the Committee identified a relevant group of peer companies which includes three companies that we consider to be direct competitors of Itron (identified below with an asterisk). We also identified an additional 12 companies for our compensation peer group because they are within the same broad Standard & Poor’s (S&P) industry classification of technology hardware and equipment, and have significant international operations like Itron. The size criteria generally ranged from one-third to three times Itron’s revenues and market capitalization.

The Committee received advice from its independent compensation consultant FWC in establishing the peer companies. For 2012, the peer companies are as follows (Peer Companies):

Ametek, Inc.	*ESCO Technologies, Inc.	NCR Corporation
Amphenol Corporation	Esterline Technologies Corp.	National Instruments Corp.
AVX Corporation	FLIR Systems, Inc.	PerkinElmer, Inc.
*Cooper Industries Ltd.	Intermec, Inc.	*Roper Industries, Inc.
Diebold Inc.	Molex, Inc.	Trimble Navigation Limited

For each of the Peer Companies, FWC obtained data regarding base salaries, annual incentives, and long-term incentives from their annual proxy statements. This data was supplemented with survey data prepared by Radford Survey & Consulting (Radford Survey), a unit of Aon Consulting, which provides compensation market information on more than 700 technology companies, presented anonymously. Itron participates in this survey. The Radford Survey is well-known within the technology industry, and it provides total direct compensation levels for specific executive-level positions, including base salary, annual short-term incentive compensation, and long-term incentive compensation. The Radford Survey data was narrowed to those technology companies with revenues similar to Itron’s of between $1 billion and $3 billion.

The Committee uses the Peer Companies and the Radford Survey data as benchmarks to establish a range of competitive compensation for our NEOs. For each NEO, the Committee determined the mid-point of a salary range, annual incentive target, and long-term incentive based upon the 50th percentile of the market data for the position being evaluated. Then, taking into account the experience, performance, responsibilities, and contributions to the Company by each executive, the Committee makes a decision for each executive (other than the CEO) on base pay, annual incentive pay opportunity, and long-term incentive opportunity. For the CEO, the Committee makes a recommendation to the full Board and the Board reviews and approves the CEO’s compensation.

Components of Our Compensation Program

Total Compensation. The Committee designs the compensation plans to reward performance and encourage the achievement of the Company’s near-term objectives and long-term strategic goals. Base salary provides a stable amount of fixed compensation to the executive, while annual cash incentive awards are used to reward the achievement of the Company’s annual financial performance objectives and an individual NEO’s personal objectives. The Committee uses long-term equity-based compensation to reward our NEOs for overall Company performance and to align a significant portion of their overall compensation with the long-term interests of our shareholders. Because of our pay-for-performance philosophy, we overweight the executive’s long-term incentive opportunity towards performance-based restricted stock units (RSUs) when compared to that of our Peer Companies. Finally, for NEOs, the Committee oversees severance, retirement, and other benefits intended to promote the objectives of our compensation plans.

Risk and Incentive Compensation. It is our belief that a majority of an executive’s total compensation should be variable “at risk” compensation, meaning it is tied to the Company’s financial performance. However, because performance-based incentives play a large role in our compensation program, we strive to ensure that incentives do not result in actions that may conflict with the long-term best interests of the Company and our shareholders. Therefore, the Committee evaluated all of our executive plans and policies in 2012 for attributes that could cause excessive risk-taking by our executives. We concluded that our programs and policies do not encourage excessive risk-taking because: (a) the salary component of our program is a fixed amount; (b) the majority of the compensation paid to our executives is delivered in the form of equity ownership, which aligns the interest of our executives with those of our shareholders; (c) executive officers are subject to our executive stock ownership guidelines; and (d) the annual cash-based incentive plan and long-term incentive plans are designed with risk-mitigating characteristics such as (i) maximum award payouts based on the attainment of various and continually evolving Company financial objectives which diversify risks associated with a single indicator of performance,

(ii) our equity-based incentives encourage a longer-term focus through multi-year vesting periods, (iii) there are risk-mitigating policies in place such as insider trading prohibitions and clawbacks, and (iv) final awards are reviewed and approved by our Committee (and the full Board in the case of the CEO), which is composed entirely of independent directors who have discretion under our plans to approve, modify, or eliminate any award earned. See also “CORPORATE GOVERNANCE – Our Board’s Role in Risk Oversight” in this proxy statement.

Base Salary. We believe that an executive’s total compensation should have an element of compensation that provides a stable, base salary which is competitive and enables the Company to attract and retain executives. The Committee reviews base salaries annually and at the time of promotions or other changes in responsibilities.

Annual Cash Incentives. The Committee provides the NEOs with an opportunity to earn annual variable cash compensation under the Itron Executive Management Incentive Plan (EMIP). Awards are based on the Company’s annual financial performance, excluding costs and financial effects of restructuring, acquisitions and dispositions, and normalized for the effects of foreign currency translation. A portion of the EMIP is also tied to an NEO’s personal objectives (20% for corporate executive staff and 15% for segment operations executive staff.) In the first quarter of each year, the Committee identifies objective financial performance criteria that the Company must meet for any awards to become payable under the EMIP, and establishes threshold, target, and maximum payout levels for each performance element. If the threshold level of performance for any financial element of the EMIP during the performance period is not achieved, management is not entitled to an award for that element. Awards under the EMIP are paid in cash and are designed to incentivize and reward attainment of annual business and financial goals. The personal objectives are developed in the first quarter between the executive and the CEO, and they are reviewed and approved by the Committee.

Long-Term Incentives. We use equity awards as long-term incentives for our NEOs to help create a strong alignment between the compensation provided to our executives and the investment objectives of our shareholders, which is to create long-term, sustainable value. In addition, vesting provisions imposed on the RSU equity awards help retain eligible executives and reward achievement of long-term business objectives that also benefit our shareholders. Our variable long-term compensation is paid with the following three types of long-term equity awards:

Stock Options. Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant, generally provide for ratable vesting over a three-year period, and expire ten years from the date of grant.

Performance-Based RSUs. Performance-based RSUs are issued under our Long-Term Performance Plan (LTPP) and provide equity award opportunities to our executives based on the Company attaining certain annual pre-determined financial performance criteria. The criteria are established each year by the Committee. Once actual performance is determined, RSU awards are issued. Typically, these awards have a ratable three-year vesting period following the end of the performance period. The performance periods have typically been one year; however, in 2013, the LTPP will have a three-year performance period, as further discussed under “Significant Changes in our Compensation and Benefit Plans for 2013”.

Time-Based RSUs. Time-based RSUs are granted as part of the executive’s compensation to reinforce our emphasis on equity ownership in the Company and to help us retain our talented leadership. Typically, these RSUs vest ratably over a period of three years.

Other Benefits

Executive Deferred Compensation Plan

NEOs located in the U.S. are eligible to participate in our Executive Deferred Compensation Plan (EDCP). We offer the EDCP to our highly compensated employees to give them the benefit of being able to defer some of their taxable income, which also encourages their retention with the Company. Participants may defer up to 50% of their base salary and annual cash incentive into a nonqualified account. Executives are also permitted to elect to defer an additional portion of their base salary equal to the amount of any contributions returned to them during the year from the Company’s 401(k) Plan so that such plan could satisfy the nondiscrimination requirements applicable to it. In 2012, the Company made matching contributions to the account of each participating executive at the rate of 50% of the first 6% of base salary and annual incentive deferred by the executive during that year, which is the same matching formula as the Company’s 401(k) Plan. The executives’ account balances are adjusted for hypothetical investment earnings or losses according to the returns of the specified “measurement funds” selected by the executives. The measurement funds correspond to the mutual funds available for investment under the 401(k) Plan (but currently do not include a Company stock fund). Refer also to the narrative following the “2012 Nonqualified Deferred Compensation Table” in this section under “EXECUTIVE COMPENSATION TABLES”.

401(k) Plan and Employee Stock Purchase Plan

Executives located in the U.S. are eligible to participate in our 401(k) Plan which provides our employees, including executives, with a 50% Company match on the first 6% of compensation deferred, subject to qualified plan limits. Similarly, executives located in the U.S. may participate in the Company’s employee stock purchase plan, along with our other U.S. employees.

We do not maintain any defined benefit or supplemental retirement programs for our NEOs, with the exception of Mr. Regnier, who resides in France and whose plan (also described below) is customary for executives in that country. See also “EXECUTIVE COMPENSATION TABLES – Summary Compensation Table” in this proxy statement for more information on those benefits.

Change-in-Control Agreements

We have entered into Change-in-Control (CIC) Agreements with our executives to encourage their full attention and dedication to the Company during a change-in-control of the Company, and to provide them with reasonable compensation and benefits in the event of a change-in-control and a subsequent loss of employment. Recent amendments to the CIC Agreements provide that any tax gross-ups will expire in March 2013 and that all equity awards granted after January 1, 2014 will have “double trigger” requirements before vesting upon a change-in-control. See – “EXECUTIVE COMPENSATION TABLES – Potential Payments upon Change-in-Control” in this proxy statement for descriptions of the benefits provided under the CIC Agreements.

Employment Agreements

We do not have formal employment agreements with our executives other than with Mr. Regnier, whose employment agreement is described under “Other Benefits in Effect in 2012 – Marcel Regnier Benefits”.

Other Components Related to Compensation of Our Executives

Stock Ownership Guidelines & Policies

Since 2006, we have had stock ownership guidelines to encourage our key executives to own stock at least equal in value to: (i) six times base salary for our CEO; (ii) three times each NEO’s base salary for our senior or executive VPs; and (iii) one times base salary for our other executive officers. Common stock, restricted stock awards, restricted stock units, and stock held in the 401(k) Plan and the Employee Stock Purchase Plan all count towards satisfaction of the guidelines; however, unexercised stock options do not. We believe that when our executives hold an equity interest in the Company, they will be less inclined to take excessive business risks. We annually review the levels of stock ownership of our executives, and based on a rolling 12-month average of our stock price as of the end of 2012, all of the NEOs had met the guidelines. We also have stock ownership guidelines for the members of our Board (see “COMPENSATION OF DIRECTORS” in this proxy statement).

Anti-Hedging Policy

Since a primary objective of our compensation programs is to create a strong alignment between our officers and directors and the interests of our shareholders, we prohibit our officers and directors from engaging in transactions designed to insulate them from changes in the Company’s stock price. Therefore, the Company has adopted a Hedging Policy that prohibits our directors, officers, and employees from entering into transactions that include (without limitation) equity swaps or short sales of our securities, margin accounts or pledges of our securities, and hedges or monetization transactions involving our securities that are designed to hedge or offset any decrease in the market value of Itron securities. In addition, the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities is prohibited.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of our compensation plans. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by Accounting Standards Codification Topic 718 (ASC 718).

We generally seek to maximize the tax deductibility for all elements of compensation. For example, Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the CEO and the next three highest compensated officers (other than the CFO). Under the current tax laws, exceptions are made for qualified performance-based compensation. Our stock options and LTPP awards are designed to meet the definition of performance-based compensation under Section 162(m), as are our annual cash-based awards payable under the EMIP. The Committee, however, believes that it is important for it to retain maximum flexibility in designing compensation programs that are in the best interest of the Company and its shareholders. Therefore, the Committee, while considering tax deductibility as a factor in determining compensation, may not limit compensation to those levels or types of compensation that will be deductible if it believes that the compensation is commensurate with the performance of the covered employee.

Leadership Changes Affecting 2012 Compensation of Our CEO

We have been undergoing a leadership change with respect to our CEO since 2011. In August of 2011, our President and CEO Malcolm Unsworth, with the Board’s approval, resigned his position as President and CEO and director of the Company. Because of his age and years of service at the time of his resignation, Mr. Unsworth was considered a “retiree” and was treated accordingly pursuant to the Company’s compensation and benefit plans. In addition, in exchange for (i) a full release of liability related to any claims Mr. Unsworth might have against the Company, (ii) a one-year non-compete agreement, (iii) a one year non-solicitation of employees agreement, and (iv) a non-disparagement agreement (all, “Covenants”), Mr. Unsworth received consideration equal to one year’s base salary. The compensation paid in exchange for the Covenants was consistent with past practices of the Company in similar situations.

Upon Mr. Unsworth’s resignation, the Board elected LeRoy Nosbaum as President and CEO and director. Mr. Nosbaum had been Itron’s CEO from 2000 until March 2009. Mr. Nosbaum was appointed as President and CEO on an interim basis. In November 2012, the Company announced that Philip Mezey would become President and CEO and a director of the Company effective January 1, 2013. At the time, Mr. Mezey was President and COO of our Energy business.

We believe that it’s important for our investors to analyze and evaluate our CEO compensation within the context of the changes that have occurred in the last 15 months. The compensation paid to Mr. Nosbaum described below and elsewhere was specific to the interim nature of his assignment. The compensation to be paid to Mr. Mezey for 2013 is considered a more normalized compensation arrangement and is consistent with our compensation philosophy and objectives. See “Compensation of New CEO”.

2012 Compensation Paid to Our NEOs

Our 2012 NEOs, as determined by SEC rules, are as follows:

■	LeRoy D. Nosbaum – President and CEO;

■	Steven M. Helmbrecht – Senior Vice President and Chief Financial Officer (CFO);

■	John W. Holleran – Senior Vice President, Special Projects and Corporate Secretary;

■	Philip C. Mezey – President and COO – Energy; and

■	Marcel Regnier – President and COO – Water

Overview of Our Business Performance in 2012

Itron is a technology company and one of the leading global suppliers of a broad range of standard, advanced, and smart meters and meter communication systems, including networks and communication modules, software and services. Our communications network platform supports robust, standards-based internet protocol, power-line-carrier, and cellular networks supporting multiple protocols based on our customers’ needs around the world. Our software provides mobile and networked meter reading, customer care, billing, distribution design and analysis, forecasting, and load research. Our wide range of services include delivery solutions and managed services on-site or through private cloud solutions.

A global transition to smart metering is occurring throughout the world, driven by business, regulatory, and environmental factors. There are approximately 2.8 billion meters deployed throughout the world, and approximately 10% of those are automated. As a result, we believe there are significant worldwide business opportunities for Itron. The Committee has designed the compensation programs for our NEOs so that their compensation is not only competitive and rewards success, but is also aligned with Itron’s ability to capture, sustain, and grow these business opportunities, and hence, the long-term value of the Company for our shareholders.

In 2012, some of our business highlights include the following:

■	Revenue was lower in 2012 as compared to 2011 due principally to the substantial completion of four of our five large smart grid projects in North America.

■

Gross margin of 32.8% was up 210 basis points year-over-year as a result of lower warranty expenses, lower manufacturing costs related to our restructuring efforts, operational efficiencies, and savings from our global procurement program.

■	We invested heavily in sales, marketing, and research and development, as we position Itron to capture new pilot opportunities and strengthen and broaden our portfolio of products and services.

■

We successfully executed a share repurchase program. From inception of the program in October of 2011 until completion in February of 2013, we repurchased more than two million shares at an average purchase price of $37.96 per share for a total of $77 million dollars.

■	We successfully completed the acquisition of SmartSynch in May of 2012 and have now fully integrated the SmartSynch cellular product line into our Itron offerings.

Compensation Paid in 2012

Compensation Tied to Performance.

We tie a majority of our NEOs’ compensation to the Company’s financial performance, so that our NEOs’ interests are aligned with those of our shareholders. The following charts highlight that portion of the CEO’s total compensation and the percentage of our NEOs’ compensation which is variable or “at risk” (including equity grants and annual cash incentives under the EMIP). As noted below, Mr. Nosbaum did not participate in the EMIP in 2012 and his compensation paid in 2012 was specific to his interim position and not reflective of our typical CEO compensation package.

CEO Compensation

Mr. Nosbaum returned to the Company to do two things: stabilize the Company’s operating performance and find a new, permanent CEO. Mr. Nosbaum’s compensation was negotiated with these two objectives in mind. He was paid an annual base salary of $1.5 million but he did not participate in either the 2011 or 2012 annual cash incentive plan (EMIP). At the time of his return to Itron, Mr. Nosbaum was given an award of RSUs valued at $1 million with a vesting period of one year. He was also granted a stock option to purchase 25,000 shares of the Company’s common stock, with full vesting to occur on the earlier of two years from the grant date or the retirement of Mr. Nosbaum due to the appointment of a new CEO. In 2012, Mr. Nosbaum participated in the Company’s LTPP so as to align his actions in 2012 with our financial targets. He did not participate in the 2011 LTPP. Because we failed to meet a threshold level of performance in the LTPP, Mr. Nosbaum did not receive a payout under the 2012 LTPP.

The Committee and the Board believe that Mr. Nosbaum’s compensation arrangements were reasonable in light of the responsibilities Mr. Nosbaum was asked to assume. The Committee asked for advice from and reviewed the compensation package with the Committee’s independent compensation consultant, Frederic W. Cook. The compensation arrangements were specifically implemented for Mr. Nosbaum in light of the interim nature of his role as President and CEO.

NEO Compensation

Base Salary. In December 2011, the Committee reviewed the Peer Companies and Radford Survey data available and in consultation with its compensation consultant, determined the 2012 salaries for our NEOs that are set forth in the “Summary Compensation Table” in this section of the proxy statement. The Committee concluded that no adjustments for any of the NEOs were necessary.

Annual Cash Incentives – EMIP. For each of the NEOs other than Mr. Mezey, the targeted annual cash award under the EMIP was 75% of their base salary. For Mr. Mezey, it was 100%, which reflected the scope of his responsibility for our Energy business segment. Mr. Nosbaum did not participate in the 2012 EMIP.

For Messrs. Helmbrecht and Holleran, there were four elements in their annual incentive plan: (i) Company consolidated revenue (25%); (ii) Company consolidated adjusted earnings before interest, tax, depreciation and amortization (EBITDA) (25%); (iii) Company consolidated adjusted EBITDA as a % of Company consolidated revenues (30%); and (iv) personal objectives established with the CEO and approved by the Committee (20%). For Messrs. Mezey and Regnier, there were five elements in their annual incentive plan: (i) Company consolidated adjusted EBITDA as a % of consolidated Company revenues (5%); (ii) respective segment revenue (Energy or Water) (25%); (iii) respective segment adjusted EBITDA (in dollars) (25%); (iv) respective segment adjusted EBITDA as a % of segment revenues (30%); and (v) personal objectives established with the CEO and approved by the Committee (15%).

The individual goals for each executive, as determined in consultation with the CEO, consist of various personal objectives related to financial, organizational, or succession planning goals, and were evaluated by the CEO and the Committee, who made the final determination on attainment for each NEO. The Committee created the personal goals to encourage the NEOs to focus on internal corporate efficiencies and global collaborative processes that we believe will help drive future growth of the Company.

We use adjusted EBITDA as a performance metric in the EMIP because we believe that providing this financial measure is important for management and shareholders to understand our core business. Non-GAAP adjustments exclude certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitors’ operating results. We believe this is a better measurement of our core business and enhances the overall understanding of our current and future performance. We define adjusted EBITDA as net income minus interest income, plus interest expense, depreciation, and amortization of intangible asset expenses, restructuring expense, acquisition-related expenses, and goodwill impairment, and we exclude the tax expense or benefit. We believe this adjusted EBITDA metric, when included with consolidated revenue, provides a more balanced illustration of our financial performance and the ongoing operations of our business. A schedule reconciling GAAP to non-GAAP results is available on our website at www.itron.com.

The first table below shows for each NEO the fiscal 2012 financial and operational performance targets and actual results for awards under the EMIP. The second table indicates the actual awards and bonus paid for each NEO’s attained results.

2012 EXECUTIVE MANAGEMENT INCENTIVE PLAN (EMIP)

Metrics, Weighting, Targets, Actual Results

Payout Factor		Results Required to Achieve Bonus (in millions)			2012 Actual Results (millions)	2012 Actual Percentage Attainment (% attainment of Target Bonus)
Metrics	Weighting Factor	Threshold	Target	Maximum
		(50%)	(100%)	(200%)
S. Helmbrecht
Consolidated Revenue	25.0%	$2,104.2	$2,336.0	$2,493.6	$2,168.8	16.0%
Consolidated Adjusted EBITDA	25.0%	$292.2	$339.2	$405.8	$260.6	0.0%
Consolidated Adjusted EBITDA Percent	30.0%	13.9%	14.5%	16.3%	12.0%	0.0%
CEO Discretionary Goals	20.0%					20.0%

Total						36.0%

J. Holleran
Consolidated Revenue	25.0%	$2,104.2	$2,336.0	$2,493.6	$2,168.8	16.0%
Consolidated Adjusted EBITDA	25.0%	$292.2	$339.2	$405.8	$260.6	0.0%
Consolidated Adjusted EBITDA Percent	30.0%	13.9%	14.5%	16.3%	12.0%	0.0%
CEO Discretionary Goals	20.0%					18.8%

Total						34.8%

P. Mezey
Consolidated Adjusted EBITDA	5.0%	$292.2	$339.2	$405.8	$260.6	0.0%
Segment Revenue	25.0%	$1,583.7	$1,782.7	$1,892.8	$1,646.7	16.5%
Segment Adjusted EBITDA	25.0%	$238.9	$271.2	$321.1	$211.8	0.0%
Segment Adjusted EBITDA Percent	30.0%	15.1%	15.2%	17.0%	12.9%	0.0%
CEO Discretionary Goals	15.0%					11.2%

Total						27.7%

M. Regnier
Consolidated Adjusted EBITDA	5.0%	$292.2	$339.2	$405.8	$260.6	0.0%
Segment Revenue	25.0%	$520.3	$553.3	$600.8	$522.2	13.2%
Segment Adjusted EBITDA	25.0%	$97.0	$108.9	$120.8	$83.6	0.0%
Segment Adjusted EBITDA Percent	30.0%	18.7%	19.7%	20.2%	16.0%	0.0%
CEO Discretionary Goals	15.0%					13.1%

Total						26.3%

*	Mr. Nosbaum did not participate in the 2012 EMIP.

2012 EMIP – NEO Actual Awards

NEO	EMIP Attainment %	EMIP Target, % of Base Salary	Actual Payout, % of Base Salary	Cash Award
Steve Helmbrecht	36.0%	75%	27.0%	$118,125
John Holleran	34.8%	75%	26.1%	$115,848
Philip Mezey	27.7%	100%	27.7%	$138,450
Marcel Regnier	26.3%	75%	19.7%	$86,474

*	Mr. Nosbaum did not participate in the 2012 EMIP.

Long-term Incentives – LTPP. In accordance with our compensation philosophy and objectives, for long-term incentives we use a mix of stock options (25%), time-based RSUs (25%), and performance-based RSUs (50%). Individual award amounts for stock options were calculated based on Black-Scholes values, and award amounts for time-based RSUs and LTPP RSUs were determined based on the closing price of our common stock on the date of grant. For time-based RSUs and stock options, the date of grant and approval by the Committee for the NEOs was February 16, 2012, and our closing stock price was $48.23 per share. Mr. Nosbaum did not receive any time-based RSUs or stock options in 2012. On March 23, 2012, LTPP awards were approved by both the Committee and the full Board for the NEOs and Mr. Nosbaum, and our closing stock price was $44.07 per share.

	LTPP RSUs Value		Stock Options Value **		Time-based RSUs Value		Total Long-term Incentives (LTI)
NEO	Value *	% LTI	Value	% LTI	Value	% LTI	Target Award ($’s)	% LTI
LeRoy Nosbaum	$1,322,100	100%	$—	0%	$—	0%	1,322,100	100%
Steve Helmbrecht	$425,000	50%	$212,500	25%	$212,500	25%	850,000	100%
John Holleran	$425,000	50%	$212,500	25%	$212,500	25%	850,000	100%
Philip Mezey	$425,000	50%	$212,500	25%	$212,500	25%	850,000	100%
Marcel Regnier	$425,000	50%	$—	0%**	$294,700	50%	850,000	100%

*	Value based on performance at Target

**

Due to their complexity, Itron has chosen not to issue Stock Options outside the US. For Mr. Regnier a larger time-based RSU amount is used to equalize values. The equalization amount added to Mr. Regnier’s time-based RSU value was roughly the equivalent of the Black-Scholes (BS) value. (i.e. $ 212,500 x 38.7% BS discount factor)

Awards under the LTPP are based on the performance metrics established by the Committee as set forth in the first table below. Based on those performance metrics and the target awards established by the Committee, no awards were earned in 2012, as shown in the subsequent table.

2012 LTPP – Metrics, Weighting, Targets, Actual Results

Payout Factor		Results Required to Achieve LTPP (in millions)			2012 Actual Results	2012 Actual Percentage Attainment (% attainment of Target LTPP)
Metrics	Weighting Factor	Threshold	Target	Maximum
		(50%)	(100%)	(200%)
Non-GAAP Earnings Per Share (EPS)	100.0%	$4.37	$4.43	$4.49	$3.62	0.0%

For our 2012 LTPP, we used non-GAAP diluted EPS as the performance metric. We define non-GAAP diluted EPS as non-GAAP net income divided by the weighted average shares outstanding, on a diluted basis. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use adjusted EBITDA metrics for our EMIP. We believe this is a better measurement of our core business and enhances the overall understanding of our current and future performance. Therefore, we provide specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluate non-GAAP diluted EPS together with GAAP diluted EPS. A schedule reconciling GAAP to non-GAAP results is available on our website at www.itron.com.

2012 LTPP – NEO Actual Awards

NEO	Target Value	Target Award in RSUs	Attainment %	Actual Award in RSUs
LeRoy Nosbaum	$1,322,000	30,000	0.0%	0
Steve Helmbrecht	$425,000	9,643	0.0%	0
John Holleran	$425,000	9,643	0.0%	0
Philip Mezey	$425,000	9,643	0.0%	0
Marcel Regnier	$425,000	9,643	0.0%	0

Other Benefits in Effect in 2012

Marcel Regnier Benefits

Employment Agreement. Marcel Regnier relocated to France from Belgium effective April 1, 2012. We are required under both Belgium and French laws to document the terms of Mr. Regnier’s employment in a written agreement. Mr. Regnier’s Belgium agreement was entered into in 2008 and generally set forth compensation and other employment provisions applicable to all of our executives. It also stipulated, however, that his base salary included payment of expenses related to Mr. Regnier’s residing in Belgium, including a cost of living allowance, a tax equalization allowance, the use of a Company car, and an allowance compensating for the differential of housing costs between his country of origin (France) and his housing costs in Belgium.

Upon his relocation to France in April of 2012, Mr. Regnier’s Belgian employment agreement was terminated, and he entered into a new employment agreement required by the laws of France. This agreement also generally sets forth compensation and other employment provisions generally applicable to employees in France. In addition, he is provided the use of a Company car which is typical for executives residing in France.

Itron Management Services S.A. Plan. From 2008 when he was promoted to Senior Vice President and COO – Itron International, until March 31, 2012, Mr. Regnier resided in Brussels, Belgium and participated in the Itron Management Services SA Plan, a supplemental Belgium group retirement, death, and disability insurance plan. Pursuant to this plan, the Company contributed 12% of Mr. Regnier’s base salary, and Mr. Regnier deferred 2% of his base salary into this plan. The funds earned a legal minimum interest rate of 3.25%. Upon his re-location to France on April 1, 2012, Mr. Regnier’s participation in this plan was terminated.

French Retirement Indemnity Plan. Beginning April 1, 2012, Mr. Regnier became eligible under French law to participate in a retirement indemnity plan required for all employees with an employment contract. The terms of the indemnity provide for a lump sum payout upon voluntary retirement only, equal to the average monthly salary of the employee (including all bonuses) for the last 12 months prior to retirement, multiplied by a multiplier based on the number of years employed. The full amount is paid by the employer, and it is not paid if retirement is not initiated by the employee. In addition, no payments are owed in the event of other terminations, including death or disability. See also “EXECUTIVE COMPENSATION TABLES – Potential Payments upon Change-in-Control” and “Termination Payment Tables for NEOs”.

Supplemental Tables of NEO Realizable Compensation

In this section, we are presenting supplemental information to the CD&A “EXECUTIVE COMPENSATION TABLES” that begin on page 33. The following table and bar graph show realizable long-term compensation paid to our NEOs for the past five years and indicate what we believe are more accurate statements of our NEOs’ actual compensation value as compared to the grant date fair value of these awards.

The table summarizes the long-term compensation that our NEOs received in 2012 and the prior four years. It shows grant date fair market value of the stock options, time-based RSUs, and LTPP performance RSUs for each of our NEOs (three years of which are shown in the “Summary Compensation Table” of the “EXECUTIVE COMPENSATION TABLES”) and supplements that information with what the fair market value of the same stock options, time-based RSUs and LTPP RSUs was at the end of fiscal 2012 (2012 Values). Because the 2012 Values are based in part on the market value of our stock at year end, we believe the 2012 Values more accurately reflect the current value of the long-term compensation we have paid to our NEOs.

The bar graph underscores the difference between grant date fair market value and the 2012 Values of the annual long-term compensation earned by our NEOs for the years 2008-2012. This also reflects the alignment of our at-risk compensation with the value of our stock and hence, the long-term interests of our NEOs with those of our shareholders.

2008-2012 Long-Term Incentive Grant Value vs. Actual Value at 12-31-12

	2008-2012 LTI Grants ($000s)
	Total LTI			Stock Options		Time-Vested RSUs		LTPP
	Grant- Date Fair Value	12-31-12 Actual Value*	Actual Value vs. Grant Value	Grant- Date Fair Value	12-31-12 Actual Value*	Grant- Date Fair Value	12-31-12 Actual Value*	Grant- Date Fair Value	12-31-12 Actual Value*
L. Nosbaum	$2,723	$1,237	-55%	$401	$118	$1,000	$1,119	$1,322	$0
P. Mezey	$5,791	$1,998	-66%	$3,691	$448	$638	$517	$1,462	$1,032
J. Holleran	$4,339	$2,058	-53%	$1,444	$0	$1,448	$1,035	$1,447	$1,023
S. Helmbrecht	$3,554	$1,555	-56%	$1,444	$0	$638	$517	$1,472	$1,037
M. Regnier	$3,934	$2,543	-35%	$0	$0	$2,507	$1,531	$1,427	$1,012

Significant Changes in Our Compensation and Benefit Plans For 2013

Say-on-Pay – Shareholder Outreach. In 2012, shareholders were presented with an advisory vote to approve our executive compensation paid in 2011. Approximately 53% of our shareholders voted in favor of the programs. Prior to the vote, our Chairman of the Board and Chair of the Committee, together with other senior executive officers of the Company, engaged with our major shareholders and proxy advisory firms to gather feedback on their concerns and issues related to our compensation programs. In response to the shareholder feedback and vote, Itron implemented several executive compensation changes in 2012:

■

We amended our CIC Agreements in accordance with their notice provisions to provide that all equity awards granted after January 1, 2014 will require both a change-in-control and termination of employment (so-called “double trigger”) before an equity award’s vesting is accelerated. In 2010, the CIC Agreements were amended to provide that the tax gross-up provisions would expire in March 2013, and all tax gross-up obligations have now expired.

■

We made substantial changes to our LTPP for 2013 as follows: (a) moved from a one-year performance period with three-year ratable vesting to a three-year performance period with vesting to occur upon certification of performance; (b) adopted a performance metric of EPS, with the target to be set annually, and at the end of the three-year period, the performance each year will be averaged to determine the payout (payout can range from 0% to 160% of target); (c) made the payout subject to a multiplier of 0-25%, based on the Company’s relative total shareholder return (TSR) as compared to the Russell 3000 index TSR (if our TSR compared to the Russell 3000 is at the median, then the payout will be made in full; if it is less than the median but greater than the 25th percentile of the Russell 3000, the award will be ratably reduced to a maximum of a 25% reduction in the award; and if the performance is greater than the median and less than the 75th percentile of the Russell 3000, the award will be ratably increased to a maximum of 25%); (d) determined that in order to transition to the new three-year performance period, in 2013 33% of the total LTPP opportunity will be based on a two-year performance period and 67% will be based on the three-year performance period.

■	We allowed our shareholder rights plan (so-called “poison pill”) to expire in December 2012 and have not adopted a new plan.

■

We adopted a “Clawback Policy,” which provides that if a bonus or equity award is paid that is conditioned on meeting certain financial metrics, and, subsequently, there is a required financial restatement, which had the correct information been known at the time would have resulted in a lower award, then the Board will have the right to demand repayment of the excess amount of the award, net of taxes, from an NEO and any other executive officer who has received an award.

■

We adopted a severance policy for executive officers who are terminated without cause. The policy provides one year’s base salary, provided the executive officer: (a) agrees to release all claims that he or she may have against the Company; (b) enters into a one-year non-compete agreement; (c) agrees not to solicit Company employees for a period of one year; and (d) agrees not to disparage the Company. International executives are paid severance pursuant to the laws of the country in which they reside.

■

We continued to enforce a policy that prohibits our directors and officers from entering into transactions involving our securities that are designed to hedge or offset any decrease in the market value of Itron’s securities. This policy also prohibits pledging of Itron stock by our executives. There are no hedges or pledges by executives today.

■

Beginning in 2011, we have been and will continue to seek shareholder votes on our executive compensation on an annual basis. For this year’s meeting, see “Proposal No.2 – Approval of Executive Compensation – Say-on-Pay” in this proxy statement.

Compensation of New CEO: Mr. Mezey’s compensation as our new CEO was disclosed in an 8-K filed on November 19, 2012. For 2013, his base salary was established at $800,000 and his long-term incentive opportunity for 2013 was set at $3,200,000. The long-term incentive awards will be issued as a mix of stock options with a three-year ratable vesting period (25%), time-based RSUs with a three-year ratable vesting period (25%), and participation in the 2013 LTPP (50%). Mr. Mezey will continue to participate in the EMIP with a targeted award of 125% of his base salary, an increase of 25% from the last target payout approved for a CEO. The Committee and the Board determined this increase was necessary to attract the caliber of individual they were seeking to serve as CEO, and is more reflective of the market for a CEO with the skill set and experience we need for Itron’s top leadership position. While conducting its search for a new CEO, the Committee and the Board concluded that our business has a uniquely specific scope that requires extensive technical knowledge of meters and metering systems (hardware and software) as well as an understanding of North American and global utilities, systems, and governmental regulations.

Mr. Mezey also received a one-time promotional award of a stock option to purchase 140,570 shares, with a three-year ratable vesting period and an exercise price of $41.36 per share, the fair market value of our stock on the date of grant. Because these options were granted upon his being named as CEO in November 2012, they are shown as part of his 2012 compensation in the “Summary Compensation Table” under “EXECUTIVE COMPENSATION TABLES”.

Modifications Made to Peer Companies for 2013 Compensation Decisions. In September 2012, the Committee asked FWC to review our compensation Peer Companies, which had generally remained the same since 2009. Many of our direct competitors (Silver Springs, Elster, Sensus, and Landis & Gyr) are private, and there is no publicly available compensation information about them. Therefore, our Peer Companies consist of direct competitors for which public information is available, and that are part of the same broad S&P industry classification and have some similarity in terms of size and scope of operations as Itron. For 2013, the following companies will be included in our Peer Companies group (with those that we consider as direct competitors marked with an asterisk):

Ametek, Inc.	*ESCO Technologies, Inc.	+Pentair, Ltd.
AVX Corporation	FLIR Systems, Inc.	+Plexus Corp.
+Belden Inc.	Molex, Inc.	*Roper Industries, Inc.
+Benchmark Electric LLC	*Mueller Water Products, Inc.	Trimble Navigation Limited
Diebold Inc.	NCR Corporation	+Vishay Intertechnology, Inc.

+New	for 2013

The Committee will continue to review the Peer Companies on an annual basis.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Itron’s management. Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2013 Proxy Statement.

Compensation Committee

Kirby Dyess, Chair

Jon Eliassen

Sharon Nelson

Charles Gaylord

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table provides information regarding compensation of the Company’s NEOs. The amounts shown include amounts deferred at the executives’ election. All numbers are rounded to the nearest dollar.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards ($) (2) (3)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
LeRoy Nosbaum (1)	2012	1,500,000	1,322,100	0	0	0	7,500	(5)	2,829,600
President and CEO	2011	478,846	1,000,000	400,529	0	0	7,350		1,886,725
	2010	n/a	n/a	n/a	n/a	n/a	n/a		n/a

Steve Helmbrecht	2012	437,500	637,468	212,491	118,125	0	10,096	(5)	1,415,680
Senior Vice President and CFO	2011	437,260	637,313	212,364	302,630	0	47,158		1,636,725
	2010	424,615	638,377	234,916	637,500	0	32,838		1,968,246

John Holleran (6)	2012	444,500	637,468	212,491	115,848	0	21,363	(5)	1,431,670
Senior Vice President, Special Projects and Corporate Secretary	2011	444,125	837,310	212,364	307,472	0	7,350		1,808,621
	2010	423,846	638,377	234,916	637,500	0	20,100		1,954,739

Philip Mezey (1)	2012	500,000	637,468	2,419,315	138,700	0	18,453	(5)	3,713,936
President and COO – Energy	2011	483,173	637,313	212,364	345,863	0	49,617		1,728,330
	2010	424,615	638,377	234,916	637,500	0	32,838		1,968,246

Marcel Regnier (7)	2012	437,487	719,604	0	86,474	0	494,982	(5)	1,738,547
President and COO – Water	2011	406,415	727,386	0	281,117	0	128,827		1,543,745
	2010	432,024	727,639	0	369,360	0	66,394		1,595,417

(1)	Mr. Nosbaum retired from the Company on December 31, 2012. Mr. Mezey was appointed President and CEO effective January 1, 2013.

(2)

These columns reflect the aggregate grant date fair value of awards granted under our Long-Term Performance Plan and 2010 Stock Incentive Plan determined in accordance with FASB ASC Topic 718. See Note 9 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 regarding assumptions underlying the valuation of these equity awards.

(3)

Includes the grant date fair value of 2012 Long-Term Performance Plan awards assuming target performance achievement. Grant date fair values assuming maximum performance achievement for the 2012 Long-Term Performance Plan awards would be: L. Nosbaum – $2,644,200; S. Helmbrecht – $849,934; J. Holleran – $849,934; P. Mezey – $849,934; M. Regnier – $849,934.

(4)	This column reflects the cash awards earned by the NEO’s under our annual incentive program.

(5)	We value these benefits based on the actual costs or charges incurred by us for the benefits. The amounts shown under “All Other Compensation” consist of the following:

Name	401(k) Company Contributions	Executive Deferred Comp. Plan Company Match (8)	Air Travel	Housing Allowance	Cost of Living Allowance	Company Car	Group Insurance Retirement Contributions (9)	Holiday Pay (10)
LeRoy Nosbaum	$7,500
Steve Helmbrecht	7,500	2,596
John Holleran	7,500		8,772	5,091
Philip Mezey	7,500	10,953
Marcel Regnier				7,581	3,425	3,616	310,133	170,227

(6)	Mr. Holleran was promoted to Executive Vice President and COO effective January 1, 2013.

(7)

Mr. Regnier’s compensation is paid in Euros and has been converted to US dollars ($USD) using an exchange rate of 1 Euro to 1.37 $USD. This exchange rate represents the approximate average exchange rate of 2011 Q4, and is the rate used by the Company for 2012 budgeting purposes.

(8)	Deferred compensation plan details are discussed following the Nonqualified Deferred Compensation Table.

(9)	Represents increase in value of retirement indemnity (France) and Company contributions to a group insurance arrangement which provides retirement and death benefits for our executives in Belgium.

(10)	Represents vacation pay required by Belgian law to be distributed upon termination of employment services in that country, when Mr. Regnier relocated to France.

2012 Grants of Plan-Based Awards Table

The following table provides information regarding grants of plan-based awards to the NEOs during 2012.

Grants of Plan – Based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)
LeRoy Nosbaum	3/23/2012	n/a	n/a	n/a	15,000	30,000	60,000	n/a	n/a	n/a	$1,322,100
Steve Helmbrecht	n/a	$164,063	$328,125	$656,250	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/16/2012	n/a	n/a	n/a	n/a	n/a	n/a	4,406	n/a	n/a	$212,501
	2/16/2012	n/a	n/a	n/a	n/a	n/a	n/a	n/a	11,398	$48.23	$212,491
	3/23/2012	n/a	n/a	n/a	4,822	9,643	19,286	n/a	n/a	n/a	$424,967	(5)
John Holleran	n/a	$166,688	$333,375	$666,750	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/16/2012	n/a	n/a	n/a	n/a	n/a	n/a	4,406	n/a	n/a	$212,501
	2/16/2012	n/a	n/a	n/a	n/a	n/a	n/a	n/a	11,398	$48.23	$212,491
	3/23/2012	n/a	n/a	n/a	4,822	9,643	19,286	n/a	n/a	n/a	$424,967	(5)
Philip Mezey	n/a	$250,000	$500,000	$1,000,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/16/2012	n/a	n/a	n/a	n/a	n/a	n/a	4,406	n/a	n/a	$212,501
	2/16/2012	n/a	n/a	n/a	n/a	n/a	n/a	n/a	11,398	$48.23	$212,491
	3/23/2012	n/a	n/a	n/a	4,822	9,643	19,286	n/a	n/a	n/a	$424,967	(5)
	11/15/2012	n/a	n/a	n/a	n/a	n/a	n/a	n/a	140,570	$41.36	$2,206,824	(6)
Marcel Regnier	n/a	$164,400	$328,800	$657,600	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/16/2012	n/a	n/a	n/a	n/a	n/a	n/a	6,109	n/a	n/a	$294,637
	3/23/2012	n/a	n/a	n/a	4,822	9,643	19,286	n/a	n/a	n/a	$424,967	(5)

(1)

Represents threshold, target and maximum opportunity under the Company’s annual incentive program for fiscal 2012. Our annual incentive program is discussed under the caption “Annual Cash Incentives” in the Compensation Discussion and Analysis.

(2)

Represents range of possible payouts under the Long-Term Performance Plan for fiscal 2012 performance cycle; awards earned under the Long-Term Performance Plan are paid in restricted stock units. Payout ranges were approved by the Compensation Committee on March 23, 2012 for the NEOs. The Compensation Committee determined on February 21, 2013, that no RSUs would be issued for 2012 performance. Our Long-Term Performance Plan is discussed under the caption “Long-Term Incentives” in the Compensation Discussion and Analysis.

(3)	Amounts shown in this column reflect the number of time-based RSU’s granted to each named executive under our 2010 Stock Incentive Plan (2010 SIP).

(4)	Amounts shown in this column reflect the number of options granted to each named executive officer under our 2010 SIP.

(5)	Amounts shown are based on target performance achievement.

(6)	Represents options granted to Mr. Mezey upon his promotion to President and Chief Executive Officer to be effective January 1, 2013.

The non-equity incentive awards included in this table and also set forth in the Summary Compensation Table represent the annual incentive component of our executives’ compensation. These potential payout awards are paid in cash as a percentage of each of the NEO’s salary, based upon achievement of certain pre-determined performance criteria. For more details, refer to the “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Components of our Compensation Program” section of this proxy statement.

Under the Company’s 2012 LTPP for the 2012 performance period, the threshold level of performance was not achieved so no awards were earned. For more details, refer to the “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – 2012 Compensation Paid to Our NEOs” section of the proxy statement. The amounts included in the “All Other Stock Awards” column and in the “All Other Option Awards” column represent time-based RSUs and stock options, respectively, both of which were issued under the Company’s 2010 SIP. For further details on these awards, refer to the “EXECUTIVE COMPENSATION TABLES – Compensation Discussion and Analysis – Components of Our Compensation Program – Long-Term Incentives”. Because of the adverse tax consequences in France on stock options, Mr. Regnier received additional time-based RSUs in lieu of the options granted to the other NEOs. For further details on the compensation and benefits paid to our NEO residing in France, Marcel Regnier, refer to the “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – 2012 Compensation Paid to Our NEOs – Marcel Regnier Benefits”. Refer also to that section for further details regarding compensation and benefits paid to Mr. Nosbaum.

2012 Outstanding Equity Awards at Fiscal Year End Table

The following table provides information regarding outstanding equity awards held by each NEO as of December 31, 2012.

Outstanding Equity Awards At Fiscal Year End
	Grant Date	Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (6)
LeRoy Nosbaum	8/31/2011	25,000		$39.82	12/31/2015

Steve Helmbrecht	12/6/2004	8,333		$21.18	12/6/2014
	5/3/2005	2,327		$37.40	5/3/2015
	8/7/2006	13,333		$48.51	8/7/2016
	5/14/2007	20,000		$67.43	5/14/2017
	5/5/2008	20,000		$95.78	5/5/2018
	2/11/2010	5,740	2,870	$61.56	2/11/2020
	2/11/2010					1,154	(2)	$51,411
	2/11/2010					4,608	(4)	$205,286
	2/24/2011	2,936	5,874	$56.65	2/24/2021
	2/24/2011					2,500	(3)	$111,375
	2/24/2011					4,622	(5)	$205,910
	2/16/2012		11,398	$48.23	2/16/2022
	2/16/2012					4,406	(3)	$196,287

John Holleran	2/22/2007	20,000		$62.52	2/22/2017
	5/14/2007	20,000		$67.43	5/14/2017
	5/5/2008	20,000		$95.78	5/5/2018
	2/11/2010	5,740	2,870	$61.56	2/11/2020
	2/11/2010					1,154	(2)	$51,411
	2/11/2010					4,608	(4)	$205,286
	2/24/2011	2,936	5,874	$56.65	2/24/2021
	2/24/2011					2,500	(3)	$111,375
	2/24/2011					4,622	(5)	$205,910
	12/12/2011					2,805	(3)	$124,963
	2/16/2012		11,398	$48.23	2/16/2022
	2/16/2012					4,406	(3)	$196,287

Philip Mezey	5/3/2005	5,000		$37.40	5/3/2015
	8/7/2006	16,000		$48.51	8/7/2016
	5/14/2007	20,000		$67.43	5/14/2017
	5/5/2008	20,000		$95.78	5/5/2018
	2/11/2010	5,740	2,870	$61.56	2/11/2020
	2/11/2010					1,154	(2)	$51,411
	2/11/2010					4,608	(4)	$205,286
	2/24/2011	2,936	5,874	$56.65	2/24/2021
	2/24/2011					2,500	(3)	$111,375
	2/24/2011					4,622	(5)	$205,910
	2/16/2012		11,398	$48.23	2/16/2022
	2/16/2012					4,406	(3)	$196,287
	11/15/2012		140,570	$41.36	11/15/2022

Marcel Regnier	2/11/2010					1,637	(2)	$72,928
	2/11/2010					4,608	(4)	$205,286
	2/24/2011					3,560	(3)	$158,598
	2/24/2011					4,622	(5)	$205,910
	2/16/2012					6,109	(3)	$272,156

(1)

One third of the options granted on February 11, 2010 vest on each of February 11, 2011, 2012 and 2013. One third of the options granted on February 24, 2011 vest on each of February 24, 2012, 2013 and 2014. One third of the options granted on February 16, 2012 vest on each of February 16, 2013, 2014 and 2015. One third of the options granted on November 15, 2012 vest on each of November 15, 2013, 2014 and 2015.

(2)	Represents RSUs granted under the 2000 SIP. One third of the RSUs granted on February 11, 2010 vest on each of February 11, 2011, 2012 and 2013.

(3)

Represents RSUs granted under the 2010 SIP. One third of the RSUs granted on February 24, 2011 vest on each of February 24, 2012, 2013 and 2014. One half of the RSUs granted on December 12, 2011 vest on each of December 12, 2012 and 2013. One third of the RSUs granted on February 16, 2012 vest on each of February 16, 2013, 2014 and 2015.

(4)	Represents RSUs granted under the Long-Term Performance Plan for the 2010 performance cycle. One-third of the RSUs granted on February 11, 2010 vest on each of December 31, 2011, 2012 and 2013.

(5)	Represents RSUs granted under the Long-Term Performance Plan for the 2011 performance cycle. One-third of the RSUs granted on February 24, 2011 vest on each of December 31, 2012, 2013 and 2014.

(6)	Based on the closing price of our common stock on December 31, 2012 ($44.55).

2012 Option Exercises and Stock Vested Table

The following table provides information regarding stock option exercises and shares acquired upon the vesting of stock awards by the NEOs during the 2012 fiscal year.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
LeRoy Nosbaum			25,113	1,088,900
Steve Helmbrecht			9,320	411,794
John Holleran			12,125	535,607
Philip Mezey			9,320	411,794
Marcel Regnier			18,334	766,336

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

(2)	Based on the fair market value of our common stock on the vest date.

2012 Nonqualified Deferred Compensation Table

The following table provides information regarding the nonqualified deferred compensation of each of the NEOs for the 2012 fiscal year.

Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
LeRoy Nosbaum	n/a	n/a	n/a	n/a	n/a
Steve Helmbrecht	26,250	2,596	30,624	0	315,586
John Holleran	n/a	n/a	n/a	n/a	n/a
Philip Mezey	99,173	10,953	78,601	0	878,418
Marcel Regnier	n/a	n/a	n/a	n/a	n/a

(1)	This deferred compensation represents amounts that are reported as compensation earned in 2012 in the Summary Compensation Table.

(2)	These amounts have been included in the Summary Compensation Table in the “All Other Compensation” column.

Executive Deferred Compensation Plan

Executives located in the U.S. are eligible to participate in the Company’s Executive Deferred Compensation Plan. Under this plan, participants may defer up to 50% of their base salary and 50% of their annual incentive to a non-qualified account. Participants may also defer an additional portion of their base salary equal to the amount of any contributions returned to them during the year from the Company’s 401(k) plan so that the 401(k) plan can satisfy the nondiscrimination requirements applicable to it. Annually, the Company makes matching contributions to the account of each participating executive at the rate of 50% of the first 6% of base salary and annual incentive deferred by the executive during that year.

Each participant’s account is adjusted for hypothetical investment earnings or losses based on the performance of the “measurement funds” in which the account is deemed to be invested. Participants allocate their accounts among the measurement funds available under the plan and can change their allocation at any time. These measurement funds are the same as the mutual funds offered for investment purposes under the Company’s 401(k) plan. Measurement funds are used solely to determine the amount of the hypothetical investment earnings or losses to be allocated to the participant’s account. The Company is not obligated to invest any assets in these funds.

Accounts are distributed (or commence to be distributed) to participants upon termination of employment with the Company and its affiliates. Distribution will generally be made (or commence to be made) within 90 days after termination. However, distribution will be delayed until six months after termination to the extent necessary to comply with the requirements of Internal Revenue Code Section 409A.

A participant’s account will be distributed in a lump sum, unless the participant elects to have it distributed in substantially equal annual installments over a period of not more than 10 years. This election must be made at the time the participant is first eligible to participate in the plan.

Potential Payments upon Termination

Termination for Cause

The executive is entitled to receive any accrued and unpaid base salary through the date of termination. All options granted automatically expire when terminated for cause and all unvested time-based RSUs and all unvested awards under the LTPP and the EMIP are forfeited in the event of termination for cause.

Termination due to Death, Disability, or Retirement

Base Salary: The executive or his or her estate is entitled to any accrued and unpaid base salary through the date of termination.

Time-based RSUs: If termination is due to retirement, any unvested RSUs granted under our prior stock incentive plan (the “2000 SIP”) would vest pro-rata based on the number of calendar days employed during the vesting period. For RSUs granted under the 2010 SIP, all unvested awards would immediately vest. If termination is due to death or disability (as defined in the 2000 SIP or 2010 SIP), any unvested RSUs granted will vest immediately.

Stock Options: All unvested options automatically expire when termination is due to retirement. If termination is due to death or disability, all unvested options become exercisable and remain exercisable until the earlier of one year following the date of termination or the date on which the options expire by their terms. If termination is due to retirement, any vested stock options granted prior to 2008 under the 2000 SIP would remain exercisable until the earlier of one year following the date of termination or the date on which the options expire by their terms. For options granted in 2008 or later under the 2000 SIP, and for options granted under the 2010 SIP, if termination is due to retirement, any vested stock options would remain exercisable until the earlier of three years following the date of termination or the date on which the options expire by their terms.

LTPP: There were no LTPP awards for the 2009 and 2012 performance periods. For awards under the 2010 and 2011 LTPP, if termination occurs during the performance period by reason of death, disability, or retirement, the number of RSUs that become eligible for vesting, based on attainment of performance goals assessed at the end of the performance period, will be determined pro-rata based on the number of calendar days employed during the performance period and will vest as of the date of death, disability, or retirement. If termination occurs during the three-year ratable vesting period by reason of death, disability, or retirement, all unvested units will vest as of the date of termination. Vested units generally will be settled at the original vesting date set forth in the award agreement, and in accordance with the provisions of Section 409A of the Code.

Annual Incentive Plan: For awards under the EMIP, participants would receive a prorated award (assuming an award is earned) based on the number of calendar days employed during the performance period and such payout, if any, will be made at the same time as the other participants.

Definition of Retirement: For purposes of stock options granted since 2008 as well as all awards granted under the 2010 SIP to NEOs located in the U.S., “retirement” means the earlier of age 65 or age 55 with at least 10 years of service with Itron. For awards under the 2000 SIP, other than stock options granted in 2008 or later, “retirement” means attainment of age 65.

Voluntary Termination or Termination without Cause

Base Salary: The executive is entitled to any accrued and unpaid base salary through the date of termination.

Stock Options: All unvested options automatically expire due to voluntary termination or termination by the Company without cause. Any vested options would remain exercisable until the earlier of 90 days following termination of employment or the date on which the options expire by their terms.

Time-based RSUs: All unvested RSUs are forfeited upon voluntary termination or termination without cause.

LTPP: There were no LTPP awards for the 2009 and 2012 performance periods. For awards under the 2010 and 2011 LTPP, if termination occurs during the performance period or the three-year ratable vesting period, any unvested awards are forfeited. Vested units will be settled in accordance with the provisions of Section 409A of the Code.

Annual Incentive Plan: The bonus under the 2012 EMIP would be forfeited in its entirety if the NEO is not employed by the Company at the time of the payout.

Potential Payments upon Change-in-Control

The following describes the material provisions of the CIC Agreements that we entered into with our NEOs in 2010. The CIC Agreements were amended January 1, 2013 to provide for acceleration of vesting and/or payment of equity awards only upon both a change-in-control of the Company and the termination of the executive’s employment, without cause or for “good reason,” as defined in the CIC Agreements. For the current CIC Agreements, this modification will be effective for all equity awards issued on or after January 1, 2014. For any new CIC Agreements entered into subsequent to December 14, 2012, such agreements will include the new provision.

Mr. Nosbaum did not have a CIC Agreement.

Notwithstanding the foregoing modification, the CIC Agreements provide for the following benefits if there is a change-in-control and the NEO’s employment is terminated by the Company without cause or by the NEO for “good reason:”

Severance Benefit. The CIC Agreements provide the NEOs with a severance benefit 2.5 times the sum of base salary and target annual incentive opportunity. The benefit is paid in cash in one lump sum.

Pro-Rata Annual Incentive for Year of Termination. The Agreements provide for a payment based on the greater of target opportunity or actual performance (as determined by the Board), prorated for the time worked during the year of termination.

Welfare Benefit Continuation. The CIC Agreements provide the NEOs with 2.5 years of life and disability insurance coverage (with no tax gross-up). The Agreements also provide our NEOs and their dependents with 2.5 years of health care coverage.

Equity Award Vesting and Acceleration. The CIC Agreements provide for accelerated vesting of stock options and restricted stock or other equity-based awards at the time of the change-in-control. There is accelerated vesting of the LTPP awards at the time of the change-in-control with payouts based on the greater of target opportunity or actual performance, as determined by the Board, pro-rated for the portion of the performance year as of the date of the change-in-control. However, as stated above, for any awards granted after January 1, 2014, accelerated vesting will occur only upon a change-in-control and a termination of employment without cause or for “good reason” as defined in the CIC Agreements.

Excise Tax Gross-Up. There is a provision for an excise tax gross-up if parachute payments exceed 105% of the safe harbor amount under the Code. As disclosed in previous proxy statements, the gross-up provision was scheduled to expire in March 2013 and therefore the gross-up provision is no longer in effect. All CIC Agreements dated subsequent to March 2010 have no excise tax gross-up provisions in them.

Legal Fees. The CIC Agreements provide that NEOs will be reimbursed for legal fees and expenses incurred in seeking to enforce the CIC Agreement.

Restrictive Covenants. The CIC Agreements include restrictive covenants relating to non-solicitation (one-year) and non-disparagement and require a release of all claims against the Company.

Definition of Change-in-Control. For purposes of the CIC Agreements, a “change-in-control” generally consists of any of the following:

■	An acquisition of 25 percent or more of our voting securities;

■	Our current Board of Directors (and their approved successors) ceasing to constitute a majority of the Board;

■	Consummation of any merger or consolidation with or into another corporation; or

■	Consummation of any sale or disposition of all or substantially all of our assets, or the approval by our shareholders of a plan of complete liquidation or dissolution of the Company.

Definition of Good Reason. For purposes of the CIC Agreements, “good reason” for termination by the NEO of his or her employment generally means any one of the following acts by the Company following a change-in-control:

■	An adverse change in the NEO’s duties, status or position as an executive officer;

■	A reduction in the NEO’s base salary;

■	A reduction in the NEO’s annual bonus or long-term incentive opportunity;

■	The failure to continue to provide welfare, medical, and other fringe benefits which in the aggregate are substantially similar to those provided immediately prior to the change-in-control;

■	The requirement for the NEO to be based at an office more than 50 miles from the NEO’s office prior to the change-in-control; or

■	The failure by the Company or successor company to assume or agree to perform the provisions of the CIC Agreement.

See also “Termination Payment Tables for NEOs” in this section of the proxy statement.

Regnier Severance Benefits and Change-in-Control Agreement

Our President and COO-Water, Mr. Regnier, resides in France, as required by his position. Under French laws, Mr. Regnier may be entitled to receive severance payments determined under the formula prescribed by statute in France, which is based on age, seniority, and level of remuneration at the time of termination, regardless of the reason for the termination (except for cause). Consequently, his CIC Agreement provides that any severance payments and benefits he receives under French law, if any, will be offset against any payments or benefits he receives pursuant to his CIC Agreement.

Amended and Restated 2000 Stock Incentive Plan (2000 SIP) Change-in-Control Provisions

Our 2000 SIP (which was terminated in May 2010 and replaced with our 2010 SIP upon its approval by shareholders) contains certain provisions relating to corporate transactions. In the event of a corporate transaction that is not a related party transaction, the vesting of options and stock awards will accelerate and they will become 100% vested and exercisable. In the event of a corporate transaction that is a related party transaction, the vesting of options and stock awards will not accelerate, unless the successor company refuses to assume or substitute the awards. Under the terms of the 2000 SIP, the following events are defined as corporate transactions:

■	consummation of any merger or consolidation with or into another corporation;

■	consummation of any sale, lease, exchange, or other transfer of all or substantially all of our outstanding securities or substantially all of our assets; or

■	acquisition of a majority or more of our outstanding voting securities.

2010 Stock Incentive Plan (2010 SIP) Change-in-Control Provisions

Our 2010 SIP contains certain provisions relating to a change-in-control of the Company. In the event of a change-in-control, as defined in our CIC Agreements described above, unless otherwise provided in the award agreement, generally:

■

Each outstanding option will be assumed or an equivalent option substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”). Upon completion of the change-in-control, the assumed or substituted options become fully vested and exercisable whether or not the vesting requirements set forth in the applicable option agreement have been satisfied.

■

The vesting of shares subject to stock awards will accelerate, and the forfeiture provisions applicable to those shares will lapse, if and to the same extent that the vesting and exercisability of outstanding options accelerate in connection with the change-in-control. If unvested options are to be assumed or substituted by a Successor Corporation without acceleration upon the occurrence of a change-in-control, the forfeiture provisions applicable to the shares subject to stock awards will continue with respect to shares of the Successor Corporation that may be issued in exchange for such shares.

■	The vesting and payout of LTPP awards will be as provided in the award agreement with the Company, as described below.

The Plan Administrator has the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, or change-in-control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the participants, with respect to awards.

LTPP Change-in-Control Provisions

There were no LTPP awards for the 2009 and 2012 performance periods. For awards under the 2010 and 2011 LTPP, all unvested RSUs will accelerate and become vested immediately prior to the change-in-control. If a change-in-control occurs during the performance period under the 2010 and 2011 LTPP, the number of RSUs subject to the award will be the greater of (a) the target number of RSUs subject to the award or (b) the actual number of RSUs subject to the award as determined based on the attainment of the performance goals if the Plan Administrator determines that the attainment of the performance goals may be determined as of the date of the change-in-control, pro-rated based on the portion of the performance period that has elapsed between the grant date for the award and the date of the change-in-control.

The definition of change-in-control for those RSUs granted under the 2010 and 2011 LTPP is defined in the 2010 SIP, as described above, and the transaction must constitute a change-in-control event within the meaning of Section 409A of the Code.

Time-based RSUs: In the event of a change-in-control, any unvested RSUs will accelerate and become vested immediately prior to such transaction.

Termination Payment Tables for NEOs

The tables below reflect the estimated amount of incremental compensation payable to each of our NEOs in the event of termination of employment or change-in-control. The tables do not include benefits generally available to all employees on a non-discriminatory basis or payments and benefits that the NEOs would have already earned during their employment with us, whether or not a termination or change-in-control event had occurred. The amounts shown assume that such termination or change-in-control was effective as of December 31, 2012. The actual amounts to be paid out can only be determined at the time of such executive’s termination or upon a change-in-control, as applicable.

Summary of Termination Payments LeRoy Nosbaum
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive	$—	$—	$—	$—	$—	$—	$—	$—
Vested Stock Options (2)	$—	$—	$—	$—	$118,250	$—	$—	$—
Severance	$—	$—	$—	$—	$—	$—	$—	$—
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated RSUs (3)	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Long-Term Performance Plan Award (4)	$—	$—	$—	$—	$—	$—	$1,336,500	$1,336,500

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Mr. Nosbaum is not party to a change-in-control agreement. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)	Represents in-the-money value of vested stock options based on the closing price of our common stock on December 31, 2012 ($44.55).

(3)	Represents the accelerated value of all outstanding unvested RSU awards based on the closing price of our stock on December 31, 2012 ($44.55).

(4)

Pursuant to our award agreements with this executive the LTPP awards outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year. For 2012, actual performance was below threshold, resulting in no award being earned. Value represents the difference between the target RSU award under the LTPP for the 2012 performance cycle and the RSU award actually earned (i.e. $0), based on the closing price of our common stock on December 31, 2012 ($44.55).

Summary of Termination Payments Steve Helmbrecht
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$210,000	$210,000
Accelerated Stock Options (3)	$—	$—	$—	$—	$—	$—	$—	$—
Severance (4)	$—	$—	$—	$—	$—	$437,500	$—	$1,914,063
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$45,765
Accelerated RSUs (5)	$—	$—	$411,197	$411,197	$411,197	$—	$770,270	$770,270
Accelerated Long-Term Performance Plan Award (6)	$—	$—	$—	$—	$—	$—	$429,596	$429,596
Gross-Up (7)	$—	$—	$—	$—	$—	$—	$—	$871,250

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2012, actual performance was below target. Value represents the difference between the target value under the annual incentive program for 2012 and the amount earned based on actual performance in 2012.

(3)	Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2012 ($44.55).

(4)

Effective December 14, 2012, the Executive Officer Severance Pay Policy provides an executive officer who is terminated involuntarily a severance payment equal to one year’s base salary. The change-in-control agreements provide for a severance payment equal to 2.5 times the sum of base salary and target annual bonus.

(5)

For the RSUs granted under the 2010 LTPP on February 11, 2010 and the 2011 LTPP on February 24, 2011, for termination due to death, disability or retirement, represents the accelerated value of the RSUs earned based on the closing price of our common stock on December 31, 2012 ($44.55). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards based on the closing price of our stock on December 31, 2012 ($44.55).

(6)

Pursuant to our award agreements with this executive the LTPP awards outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year. For 2012, actual performance was below threshold, resulting in no award being earned. Value represents the difference between the target RSU award under the LTPP for the 2012 performance cycle and the RSU award actually earned (i.e. $0), based on the closing price of our common stock on December 31, 2012 ($44.55).

(7)

In the event that payments under the change-in-control agreement result in the imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

Summary of Termination Payments John Holleran
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$217,527	$217,527
Accelerated Stock Options (3)	$—	$—	$—	$—	$—	$—	$—	$—
Severance (4)	$—	$—	$—	$—	$—	$444,500	$—	$1,944,688
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$31,118
Accelerated RSUs (5)	$—	$—	$411,197	$411,197	$411,197	$—	$895,232	$895,232
Accelerated Long-Term Performance Plan Award (6)	$—	$—	$—	$—	$—	$—	$429,596	$429,596
Gross-Up (7)	$—	$—	$—	$—	$—	$—	$—	$993,937

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2012, actual performance was below target. Value represents the difference between the target value under the annual incentive program for 2012 and the amount earned based on actual performance in 2012.

(3)	Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2012 ($44.55).

(4)

Effective December 14, 2012, the Executive Officer Severance Pay Policy provides an executive officer who is terminated involuntarily a severance payment equal to one year’s base salary. The change-in-control agreements provide for a severance payment equal to 2.5 times the sum of base salary and target annual bonus.

(5)

For the RSUs granted under the 2010 LTPP on February 11, 2010 and the 2011 LTPP on February 24, 2011, for termination due to death, disability or retirement, represents the accelerated value of the RSUs earned based on the closing price of our common stock on December 31, 2012 ($44.55). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards based on the closing price of our stock on December 31, 2012 ($44.55).

(6)

Pursuant to our award agreements with this executive the LTPP awards outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year. For 2012, actual performance was below threshold, resulting in no award being earned. Value represents the difference between the target RSU award under the LTPP for the 2012 performance cycle and the RSU award actually earned (i.e. $0), based on the closing price of our common stock on December 31, 2012 ($44.55).

(7)

In the event that payments under the change-in-control agreement result in the imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

Summary of Termination Payments Phillip Mezey
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$361,300	$361,300
Accelerated Stock Options (3)	$—	$—	$—	$—	$—	$—	$448,418	$448,418
Severance (4)	$—	$—	$—	$—	$—	$500,000	$—	$2,500,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$48,338
Accelerated RSUs (5)	$—	$—	$411,197	$411,197	$411,197	$—	$770,270	$770,270
Accelerated Long-Term Performance Plan Award (6)	$—	$—	$—	$—	$—	$—	$429,596	$429,596
Gross-Up (7)	$—	$—	$—	$—	$—	$—	$—	$1,411,044

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2012, actual performance was below target. Value represents the difference between the target value under the annual incentive program for 2012 and the amount earned based on actual performance in 2012.

(3)	Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2012 ($44.55).

(4)

Effective December 14, 2012, the Executive Officer Severance Pay Policy provides an executive officer who is terminated involuntarily a severance payment equal to one year’s base salary. The change-in-control agreements provide for a severance payment equal to 2.5 times the sum of base salary and target annual bonus.

(5)

For the RSUs granted under the 2010 LTPP on February 11, 2010 and the 2011 LTPP on February 24, 2011, for termination due to death, disability or retirement, represents the accelerated value of the RSUs earned based on the closing price of our common stock on December 31, 2012 ($44.55). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards based on the closing price of our stock on December 31, 2012 ($44.55).

(6)

Pursuant to our award agreements with this executive the LTPP awards outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year. For 2012, actual performance was below threshold, resulting in no award being earned. Value represents the difference between the target RSU award under the LTPP for the 2012 performance cycle and the RSU award actually earned (i.e. $0), based on the closing price of our common stock on December 31, 2012 ($44.55).

(7)

In the event that payments under the change-in-control agreement result in the imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

Summary of Termination Payments Marcel Regnier
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$242,326	$242,326
Accelerated Stock Options (3)	$—	$—	$—	$—	$—	$—	$—	$—
Severance (4)	$—	$—	$438,400	$438,400	$—	$438,400	$—	$1,918,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$19,484
Accelerated RSUs (5)	$—	$—	$411,197	$411,197	$—	$—	$914,879	$914,879
Accelerated Long-Term Performance Plan Award (6)	$—	$—	$—	$—	$—	$—	$429,596	$429,596
Gross-Up (7)	$—	$—	$—	$—	$—	$—	$—	$—

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2012, actual performance was below target. Value represents the difference between the target value under the annual incentive program for 2012 and the amount earned based on actual performance in 2012.

(3)	Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2012 ($44.55).

(4)	Represents one year of base salary. Change-in-control amounts represents 2.5 times the sum of base salary and target annual bonus.

(5)

For the RSUs granted under the 2010 LTPP on February 11, 2010 and the 2011 LTPP on February 24, 2011, for termination due to death or disability, represents the accelerated value of the RSUs earned based on the closing price of our common stock on December 31, 2012 ($44.55). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards based on the closing price of our stock on December 31, 2012 ($44.55).

(6)

Pursuant to our award agreements with this executive the LTPP awards outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year. For 2012, actual performance was below threshold, resulting in no award being earned. Value represents the difference between the target RSU award under the LTPP for the 2012 performance cycle and the RSU award actually earned (i.e. $0), based on the closing price of our common stock on December 31, 2012 ($44.55).

(7)	Mr. Regnier did not have any U.S. sourced income in 2012 and therefore is not subject to 280G regulations or excise taxes on potential termination payments.

2012 AUDIT/FINANCE COMMITTEE REPORT

The Audit/Finance Committee is composed of independent directors as defined by Rule 5605(a)(2) of the NASDAQ rules and acts under a written charter developed by the Committee and approved by the Board. Management is responsible for the Company’s internal controls and the financial reporting process. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes on behalf of our Board of Directors.

In connection with the December 31, 2012 financial statements, the Audit/Finance Committee hereby reports as follows:

(1)	The Audit/Finance Committee has reviewed and discussed the audited financial statements and report on internal control over financial reporting with management.

(2)

The Audit/Finance Committee has discussed with the independent auditors the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1.AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and SEC Regulation S-X, Rule 2-07.

(3)

The Audit/Finance Committee has received the written disclosures and the letter from the auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit/Finance Committee concerning independence, and discussed with the auditors the auditors’ independence.

(4)

Based upon these reviews and discussions, the Audit/Finance Committee has recommended to the Board of Directors and the Board has approved, that the Company’s audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the year ended December 31, 2012.

Audit/Finance Committee

Graham M. Wilson, Chairman

Gary E. Pruitt

Thomas S. Glanville

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S AUDIT FEES AND SERVICES

For the years ended December 31, 2011 and December 31, 2012, professional services were performed by Ernst & Young LLP and their respective affiliates (collectively, Ernst & Young). The aggregate fees billed by Ernst & Young for the years ended December 31, 2011 and 2012 were as follows:

Services Rendered	2011	2012
Audit Fees (1)	$7,079,895	$7,169,933
Audit-Related Fees (2)	564,328	39,852

Total Audit and Audit-Related Fees	7,644,223	7,209,785
Tax Fees (3)	337,145	238,551
Other Fees (4)	13,500	—
Total Fees	$7,994,868	$7,448,336

(1)

Audit services include fees for professional services rendered for the audit of the Company’s annual financial statements and internal controls over financial reporting for the years ended December 31, 2011 and 2012, and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. In addition, services include procedures regarding registration statements, statutory audits required internationally, and accounting consultations on matters related to the annual audits or interim reviews.

(2)	Audit-related services primarily include fees for acquisition due diligence services performed during the years ended December 31, 2011 and 2012.

(3)

Tax services include fees for consultation and assistance with tax preparation and compliance during the years ended December 31, 2011 and 2012, as well as tax planning advice related to the rationalization of legal entities. No other tax services were performed by Ernst & Young.

(4)	For 2011, the Company engaged Ernst & Young for other fees that included evaluation of data migration controls for an upgraded financial reporting application.

The Audit/Finance Committee has considered and concluded that the non-audit services provided to the Company by Ernst & Young LLP are compatible with maintaining the auditors’ independence.

The Audit/Finance Committee has adopted policies and procedures that require the Company to obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval is generally granted on a quarterly basis, is detailed as to the particular service or category of services to be provided, and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis. In 2011 and 2012, all services were pre-approved in accordance with the charter of the Audit/Finance Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives certain information about our equity compensation plans in effect as of December 31, 2012.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (excluding shares reflected in column (a)) (c)
Equity Compensation Plans Approved by Shareholders (1)	1,910,869	$54.06	(2)	1,983,865	(3)
Equity Compensation Plans Not Approved by Shareholders	—	—		—

Total	1,910,869	$54.06	(2)	1,983,865	(3)

(1)

Under the provisions of the Itron 2010 Stock Incentive Plan (2010 Plan), the Company may grant stock awards, stock units, performance shares, stock appreciation rights, and performance units (collectively Awards) in addition to stock options.

(2)	The weighted-average exercise price pertains only to outstanding options and excludes 747,105 shares issuable upon vesting of outstanding Awards.

(3)	This number includes 1,383,780 shares available for issuance under the 2010 Plan and 600,085 shares available for issuance under the 2012 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock as of March 1, 2013 by:

■	each of our directors;

■	each of our executive officers for whom compensation is reported in this proxy statement;

■	all of our directors and executive officers as a group; and

■	each person that we know beneficially owns more than 5% of our common stock.

The percentage ownership data is based on 39,533,077 shares of our common stock outstanding as of March 1, 2013. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the number of shares and the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

	Shares Beneficially Owned
Name	Number	Percent
Directors and Executive Officers:
LeRoy D. Nosbaum (1)	94,924	*
Steven M. Helmbrecht (2)	140,062	*
John Holleran (3)	133,682	*
Marcel Regnier (4)	65,893	*
Philip C. Mezey (5)	137,421	*
Kirby Dyess (6)	17,549	*
Jon E. Eliassen (7)	22,005	*
Charles H. Gaylord, Jr. (8)	17,028	*
Thomas S. Glanville (9)	28,904	*
Sharon L. Nelson (10)	15,683	*
Gary Pruitt (11)	19,000	*
Graham M. Wilson (12)	28,608	*
Lynda L. Ziegler	1,133	*
All directors and executive officers as a group (16 persons) (13)	841,289	2.1%

Greater-Than-5% Shareholders:
Capital Research Global Investors (14) 333 South Hope St. Los Angeles, CA 90071	3,998,014	10.2%
BlackRock, Inc. (15) 40 East 52nd Street New York, NY 10022	3,118,261	7.95%
Fairpointe Capital LLC (16) 1 N. Franklin Ste. 3300 Chicago, IL 60606	2,880,691	7.34%
Vanguard Group (17) 100 Vanguard Blvd. Malvern, PA 19355	2,140,163	5.45%

*	Less than 1%.

(1)	Includes 22,489 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $39.82 per share.

(2)	Includes 82,275 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $63.45 per share.

(3)	Includes 78,282 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $71.03 per share.

(4)	3,100 of these shares are held in the name of a company owned equally by Mr. Regnier and his spouse, who share voting and investment power over the shares.

(5)	Includes 79,282 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $66.51 per share.

(6)	Includes 9,099 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $69.13 per share.

(7)	Includes 7,644 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $57.69 per share.

(8)

Includes 8,486 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $70.92 per share. Also includes 2,000 shares held in the name of Mr. Gaylord’s spouse, who shares voting and investment power with him over these shares.

(9)	Includes 7,212 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $54.75 per share.

(10)	Includes 5,986 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $56.86 per share.

(11)	Includes 8,486 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $61.97 per share.

(12)	Includes 17,736 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $32.91 per share.

(13)	Includes 400,081 shares issuable on exercise of outstanding options that are held by all directors and executive officers and are exercisable within 60 days.

(14)

Information is based on Amendment No. 1 to a Schedule 13G filed with the SEC on February 13, 2013 by Capital Research Global Investors (CRGI) reporting beneficial ownership as of December 31, 2012. The Schedule indicates that CRGI has sole voting power and sole dispositive power over all of these shares.

(15)

Information is based on Amendment No. 8 to a Schedule 13G filed with the SEC on February 8, 2013 by BlackRock, Inc., reporting beneficial ownership as of December 31, 2012 on behalf of its investment advisory subsidiaries, BlackRock Advisors LLC, BlackRock Advisors (UK) Limited, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Japan Co., Ltd, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock (Luxembourg) S.A., BlackRock International Ltd, and BlackRock Investment Management UK Ltd. The Schedule 13G indicates that BlackRock, Inc. has sole voting power and sole dispositive power over all of these shares.

(16)

Information is based on Amendment No. 1 to a Schedule 13G filed with the SEC on February 13, 2013 reporting beneficial ownership as of December 31, 2012. The Schedule 13G indicates that Fairpointe has sole dispositive power over all of these shares, and sole voting power over all but 54,475 shares over which it shares voting power.

(17)

Information is based on a Schedule 13G filed with the SEC on February 13, 2013 reporting beneficial ownership as of December 31, 2012. The Schedule 13G indicates that Vanguard has sole dispositive power over 2,113,835 of these shares, and shared dispositive power over 26,328 of these shares. Vanguard has sole voting power over 28,632 of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. SEC regulations require our officers, directors, and greater than 10% shareholders to provide us with copies of all Section 16(a) forms they file.

Based solely on our review of these forms and written representations received from certain reporting persons, we believe that, during 2012 all of our executive officers, directors, and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

LIST OF SHAREHOLDERS OF RECORD

A list of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and will also be available ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m., Pacific time, at the office of the Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019. A shareholder may examine the list for any legally valid purpose related to the annual meeting.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our 2012 Annual Report to Shareholders, which includes our financial statements for the year ended December 31, 2012 on Form 10-K, accompanies this proxy statement. In addition, you may view the Annual Report and this proxy statement on the following website: www.edocumentview.com/itri.

SHAREHOLDER PROPOSALS FOR 2014

Under the SEC’s proxy rules, shareholder proposals that meet specified conditions must be included in our proxy statement and proxy for the 2014 annual meeting. Under Exchange Act Rules 14a-5(e) and 14a-8(e), shareholders that intend to present a proposal at our 2014 annual meeting must give us written notice of the proposal not later than November 22, 2013 for the proposal to be considered for inclusion in our proxy materials for that meeting. In addition, shareholders who wish to submit nominations for the election of directors or proposals that will not be included in our proxy materials must do so in accordance with the advance notice provisions and other applicable requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws provide that the notice of proposals to be considered at our annual meeting must be received by Itron at least 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting, and that the notice of nominations for election of directors must be received at least 60 days and not more than 90 days prior to the date of our annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). Shareholders who intend to present proposals at the 2014 annual meeting that will not be included in our proxy materials must provide to our Corporate Secretary written notice of the business they wish to propose no later than February 2, 2014 and no sooner than January 3, 2014, assuming the annual meeting is held on May 3, 2014. Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2014 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law, and our Amended and Restated Bylaws.

Shareholder proposals should be directed to the attention of our Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019.

OTHER INFORMATION

We make available, free of charge, copies of our filings with the SEC, including this proxy statement and our Annual Report to Shareholders, upon the request of shareholders. The documents are also available for downloading or printing by going to our website at www.itron.com, and selecting “Investors” and then “Financial Information”. Shareholders must submit a request for printed copies by e-mail through our website at www.itron.com, by selecting “Investors” and then “Contact Investor Relations” or by mail to the following address:

Itron, Inc. – Attention: Investor Relations

2111 N. Molter Road

Liberty Lake, Washington 99019

Driving Directions to Itron Annual Meeting of Shareholders:

From the West: Take Interstate 90 East to Liberty Lake, Washington Exit (No. 296). Exit the Interstate and continue straight onto East Appleway Avenue. Proceed one mile and turn right onto North Molter Road. Turn right into Itron driveway at 2111 North Molter Road.

From the East: Take Interstate 90 West to Liberty Lake, Washington Exit (No. 296). Exit the Interstate and at stop sign, turn left onto North Harvard Rd. Proceed to stoplight and turn left onto East Appleway Avenue. Proceed one mile and turn right onto North Molter Road. Turn right into Itron driveway at 2111 North Molter Road.

For questions, call 509-924-9900.

101275CP-01

Itron, Inc.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 2, 2013.
Vote by Internet
• Go to www.envisionreports.com/ITRI
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secured website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
	☒	• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
1.1 - Thomas S. Glanville	☐	☐	☐	1.2 - Sharon L. Nelson	☐	☐	☐	1.3 - Lynda L. Ziegler	☐	☐	☐

1.4 - Philip C. Mezey	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐	3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice regarding Internet availability of proxy materials for the Shareholder Meeting to be held on May 3, 2013.

The Proxy Statement and the Annual Report to security holders are available at:

http://www.envisionreports.com/ITRI

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Itron, Inc.
This Proxy is Solicited by Itron’s Board of Directors for the Annual Meeting of Shareholders to be held on May 3, 2013

The undersigned hereby appoint(s) Philip C. Mezey and Shannon M. Votava and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on March 1, 2013, at the Annual Meeting of Shareholders of Itron to be held at the principal executive offices of Itron, Inc., 2111 N. Molter Road, - in the Atrium, Liberty Lake, Washington 99019, at 8:00 a.m., local time, on Friday, May 3, 2013, with authority to vote upon the matters listed in this proxy and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued and to be marked, dated and signed, on the other side)

Itron, Inc.

☒
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
1.1 - Thomas S. Glanville	☐	☐	☐	1.2 - Sharon L. Nelson	☐	☐	☐	1.3 - Lynda L. Ziegler	☐	☐	☐

1.4 - Philip C. Mezey	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐	3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice regarding Internet availability of proxy materials for the Shareholder Meeting to be held on May 3, 2013.

The Proxy Statement and the Annual Report to security holders are available at:

http://www.edocumentview.com/ITRI

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Itron, Inc.

This Proxy is Solicited by Itron’s Board of Directors for the Annual Meeting of Shareholders to be held on May 3, 2013

The undersigned hereby appoint(s) Philip C. Mezey and Shannon M. Votava and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on March 1, 2013, at the Annual Meeting of Shareholders of Itron to be held at the principal executive offices of Itron, Inc., 2111 N. Molter Road, - in the Atrium, Liberty Lake, Washington 99019, at 8:00 a.m., local time, on Friday, May 3, 2013, with authority to vote upon the matters listed in this proxy and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued and to be marked, dated and signed, on the other side)

Itron, Inc.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 2, 2013.
Vote by Internet
• Go to www.envisionreports.com/ITRI
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secured website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
	☒	• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
1.1 - Thomas S. Glanville	☐	☐	☐	1.2 - Sharon L. Nelson	☐	☐	☐	1.3 - Lynda L. Ziegler	☐	☐	☐

1.4 - Philip C. Mezey	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐	3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice regarding Internet availability of proxy materials for the Shareholder Meeting to be held on May 3, 2013.

The Proxy Statement and the Annual Report to security holders are available at:

http://www.envisionreports.com/ITRI

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Itron, Inc.

Annual Meeting May 3, 2013

Fidelity Management Trust Company (“Fidelity”), as Trustee of the Itron, Inc. Incentive Savings Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by Fidelity as holder of record. Fidelity will vote your securities in accordance with your wishes if you execute this form and return it promptly in the enclosed business reply envelope, or provide directions via the telephone or internet, as described elsewhere in this form. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.

For this meeting, to the extent of its authority to vote securities in the absence of participant instructions, unless otherwise required by law, Fidelity will not vote any allocated shares with respect to which Fidelity does not receive timely voting directions. In order to ensure that your securities are voted as you wish, please provide your vote directions by April 30, 2013.

Fidelity Management Trust Company

(Continued and to be marked, dated and signed, on the other side)